Exhibit 10.42
EXCLUSIVE TECHNOLOGY OPTION AGREEMENT
          THIS EXCLUSIVE TECHNOLOGY OPTION AGREEMENT (the “Agreement”) is made and entered into as of September 4, 2008 by and among Omeros Corporation, a Washington corporation (“Omeros”), Patobios Limited, a corporation incorporated under the laws of the Province of Ontario (“Patobios”), Susan R. George, M.D. (“Dr. George”) and Brian F. O’Dowd, Ph.D. (“Dr. O’Dowd”) and, with respect to Article VIII and Article X only, U.S. Bank National Association, as escrow agent (the “Escrow Agent”). Dr. George and Dr. O’Dowd are referred to herein each as a “Founder” and collectively as the “Founders.”
RECITALS
          A. The Boards of Directors of each of Omeros and Patobios believe it is in the best interests of each corporation and its respective shareholders that Patobios grant Omeros the exclusive option to acquire the MOCA Technology in accordance with the terms of this Agreement for the Acquisition Price during the Option Period and, in furtherance thereof, have approved this Agreement and all transactions contemplated by the Agreement.
          B. In addition, Omeros has agreed that if during the Option Period the MOCA Technology meets the De-Orphanization Milestone, Patobios may require that Omeros purchase the MOCA Technology for the Acquisition Price.
          C. If Omeros purchases the MOCA Technology, a portion of the Acquisition Price otherwise payable by Omeros shall be placed in escrow by Omeros as security for the indemnification obligations set forth in this Agreement.
          D. Patobios and the Founders, on the one hand, and Omeros, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Agreement.
          E. Concurrent with the execution and delivery of this Agreement, as a material inducement for all of the parties to enter into this Agreement, Patobios is entering into a Consulting Agreement in substantially the form attached hereto as Exhibit A (the “Consulting Agreements”) with Omeros.
          NOW, THEREFORE, in consideration of the mutual agreements, covenants and other premises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows:

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ARTICLE I
DEFINITIONS
          For all purposes of this Agreement, the following terms shall have the following respective meanings:
          1.1 “Acquisition Price” means an amount equal to (i) seven million seven hundred sixteen thousand ($7.716MM) CAD less any Option Fee Credit, plus (ii) the Stock Consideration, plus (iii) if Omeros paid Option Fee Two, the Patent Fee Amount (but only to the extent that the Patent Fee Amount reduced Option Fee Two).
          1.2 “Agent Indemnification Expenses” has the meaning set forth in Section 8.4(j)(viii).
          1.3 “Agreement” means this Exclusive Technology Option Agreement.
          1.4 Omeros shall be deemed to be “Bankrupt” if it goes into liquidation, or seeks the benefit of any bankruptcy or insolvency act, or a receiver or trustee is appointed for its property or estate, or it makes an assignment of all assets for the benefit of creditors, whether any of such events are the outcome of a voluntary act of Omeros or otherwise, and such procedures are not terminated within ninety (90) days.
          1.5 “Business Day[s]” shall mean each day that is not a Saturday, Sunday or holiday on which banking institutions located in Seattle, Washington are authorized or obligated by law or executive order to close.
          1.6 “CAD” means Canadian dollar(s).
          1.7 “Closing” has the meaning set forth in Article VI.
          1.8 “Closing Date” has the meaning set forth in Article IV.
          1.9 “Common Share Amount” means a number of shares of Omeros Common Stock equal to the quotient obtained by dividing (x) the Stock Exchange Rate, by (y) the USD Trading Price.
          1.10 “Compound Fee” has the meaning set forth in Section 7.2.
          1.11 “Conflict” has the meaning set forth in Section 4.5.
          1.12 “Contract” and “Contracts” have the meanings set forth in Section 4.5.
          1.13 “Deductible Amount” has the meaning set forth in Section 8.4(b).
          1.14 “De-Orphanization Milestone” means Omeros’ successful surrogate de-orphanization of an orphan G protein-coupled receptor (“GPCR”) using the MOCA Technology as

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described in the Plan for MOCA Evaluation. A “successful surrogate de-orphanization” means the identification of [†].
          1.15 “Enforcement Proceeds” has the meaning set forth in Section 3.7(b).
          1.16 ”Escrow Amount” shall mean a dollar amount equal to one million five hundred thousand ($1,500,000) CAD.
          1.17 “Escrow Distribution Notice” has the meaning set forth in Section 8.4(d)(iii).
          1.18 “Escrow Fund” has the meaning set forth in Section 8.4(a).
          1.19 “Escrow Period” has the meaning set forth in Section 8.4(d).
          1.20 “Escrow Termination Date” has the meaning set forth in Section 8.4(d)(ii).
          1.21 “Exchange Act” has the meaning set forth in Section 5.5.
          1.22 “Exercise Notice” has the meaning set forth in Section 3.2.
          1.23 “Expert Expenses” has the meaning set forth in Section 3.3(a).
          1.24 “Governmental Entity” has the meaning set forth in Section 4.6.
          1.25 “Indemnified Parties” has the meaning set forth in Section 8.2(a).
          1.26 “Improvements” means any and all improvements, advances, modifications, developments or enhancements to the Assays, whether or not patentable.
          1.27 “Indemnity Exchange Rate” has the meaning set forth in Section 8.4(f).
          1.28 “Initial Escrow Holdback Amount” has the meaning set forth in Section 8.4(d)(i).
          1.29 “Initial Escrow Termination Date” has the meaning set forth in Section 8.4(d)(i).
          1.30 “Intellectual Property” means any or all of the following (a) inventions (whether or not patentable), discoveries, improvements, and technology, (b) patents, patent applications, utility models, (c) copyrights and works of authorship including, without limitation, computer programs, source code, and executable code, whether embodied in software, firmware or otherwise, architecture, documentation, designs, files, records, and data (if any), (d) proprietary and confidential information, trade secrets, techniques and know how, (e) databases (if any), data compilations and collections and technical data, (f) logos, trade names, trade dress, trademarks and service marks and associated goodwill, (g) domain names, web addresses and sites and (h) tools, methods and processes.
          1.31 “Lien” has the meaning in set forth in Section 3.4.

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          1.32 “Listed Disclosures” has the meaning set forth in Section 4.12.
          1.33 “Loss” and “Losses” have the meanings set forth in Section 8.2(a).
          1.34 “MOCA Technology” means all rights and interest in and title (a) to assays conceived, invented, reduced to practice and/or developed by or under the direction of either or both of the Founders and/or Patobios for the identification of transmembrane protein-interacting molecules (the “Assays”), commonly referred to by the Founders as the Multipurpose Original Cellular Assay (“MOCA”), all Improvements of such Assays, and all Intellectual Property owned, controlled by or licensed (if applicable) to the Founders, Patobios and/or Toronto related to such Assays and Improvements, including, without limitation, the invention(s) and technology disclosed and/or claimed in International PCT Patent Application PCT/CA03/00542 published as WO 03/087836 A1 as well as all Patents and Patent Applications from which such International PCT Patent Application claims priority and all corresponding national and regional Patent Applications including, without limitation, US Patent 7,309,576, US Patent Application 11/937,275, AU 3218586, EP 03711772.8, MX 2004PA011134, JP 2003000584728, CA 2003002521946, NZ 536063, RU 2004133035, CN 03808297.7, IN 3528/DELNP/2004 and HK 05105861.0, all continuation, continuation-in-part and divisional applications claiming priority from such Patents and Patent Applications and all patents issuing from such Patent Applications, (b) all rights in know-how, trade secrets and techniques related to such Assays and Improvements, (c) to all of Patobios’ and the Founders’ rights in any and all Improvements made, in whole or in part, by or under the direction of Patobios, any Founder, Omeros and/or a Third Party (as defined in Section 3.1(b) before, during or after the Option Period, including, by way of nonlimiting example, the location of the nuclear localization sequence in the Assays, and (d) all trademark and service mark rights, application, registrations and good will related to the MOCA Technology including the mark MOCA. The term “MOCA Technology” does not and, if Omeros purchases the MOCA Technology, shall not include, any liabilities of Patobios.
          1.35 “New Data” has the meaning set forth in Section 3.5.
          1.36 “Non-U.S. Person” has the meaning set forth in Section 4.18(c).
          1.37 “Officer’s Certificate” has the meaning set forth in Section 8.4(b).
          1.38 “Omeros SEC Documents” has the meaning set forth in Section 5.5.
          1.39 “Option Fee” means each of Option Fee One, Option Fee Two and Option Fee Three (as such terms are defined in Article II).
          1.40 “Option Fee Credit” means an amount in CAD equal to the product obtained by multiplying (x) the Option Fee for the Option Period in which Omeros gives the Exercise Notice (as defined in Section 3.2), by (y) the quotient obtained by dividing the number of days remaining in such Option Period following the date of the Exercise Notice by the total number of days in such Option Period.
          1.41 “Option Fee One” has the meaning set forth in Section 2.1.

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          1.42 “Option Fee Three” has the meaning set forth in Section 2.3.
          1.43 “Option Fee Two” has the meaning set forth in Section 2.2.
          1.44 “Option Fee Refund” means an amount in CAD equal to the product obtained by multiplying (x) the Option Fee for the Option Period in which Omeros provides Patobios notice of termination of this Agreement pursuant to Section 9.1(b) or Section 9.1(d), by (y) the quotient obtained by dividing the number of days remaining in such Option Period following the date of the notice of termination by the total number of days in such Option Period; provided, however, that if Omeros provides the notice of termination (i) during Option Period One or (ii) at any time when it is deemed to be Bankrupt, then the Option Fee Refund shall be $0.
          1.45 “Option Period” means each of (a) Option Period One, (b) Option Period Two, but only if Omeros has paid Option Fee Two in accordance with Section 2.2, and (c) Option Period Three, but only if Omeros has paid Option Fee Three in accordance with Section 2.3.
          1.46 “Option Period One” has the meaning set forth in Section 2.1.
          1.47 “Option Period Three” has the meaning set forth in Section 2.3.
          1.48 “Option Period Two” has the meaning set forth in Section 2.2.
          1.49 “Order” has the meaning set forth in Section 8.4(j)(ii).
          1.50 “Patent Action” has the meaning set forth in Section 3.6(b).
          1.51 “Patent Applications” has the meaning set forth in Section 3.6(a).
          1.52 “Patent Fee Amount” means, as of immediately prior to the payment by Omeros of Option Fee Two (if applicable), fifty percent (50%) of the aggregate amount of fees and other expenses incurred by the Founders and Patobios for which Omeros is obligated to reimburse the Founders and Patobios pursuant to Section 3.6.
          1.53 “Patents” has the meaning set forth in Section 3.6(a).
          1.54 “Patobios Capital Stock” has the meaning set forth in Section 4.2.
          1.55 “Payment Date” means the date that Omeros pays an Option Fee or the Acquisition Price (as applicable) to Patobios.
          1.56 “Payment Instructions” means the written payment instructions executed by Patobios and delivered to Omeros prior to a Payment Date that provide delivery instructions for the Option Fee or the Acquisition Price (including the Stock Consideration), as applicable, that may be paid by Omeros to Patobios on such Payment Date.
          1.57 “Preferred Share Amount” means a number of shares of Omeros’ latest (relative to the Closing Date (as defined in Article IV)) series of preferred stock (the “Preferred Stock”) equal

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to the quotient obtained by dividing (x) the Stock Exchange Rate, by (y) the price per share at which Omeros last sold (prior to the Closing Date) the Preferred Stock in an arms-length transaction, as evidenced in the most recent (relative to the Closing Date) executed stock purchase agreement related to such sale that shall be provided by Omeros to Patobios.
          1.58 “Plan for MOCA Evaluation” means a written research plan for the further evaluation and potential validation of the MOCA Technology by or on behalf of Omeros, as agreed and as maybe amended from time to time by Patobios and Omeros in writing in a separate document, the provisions of which shall include the De-Orphanization Milestone as defined herein.
          1.59 “Pro Rata Portion” has the meaning set forth in Section 8.3.
          1.60 “Public Market” means any securities trading markets on which Omeros Common Stock is listed including, without limitation, AMEX, AIM, NASDAQ, NYSE and OTCBB. If Omeros Common Stock is listed on more than one market, then Public Market shall mean the market with the greatest trading volume of Omeros Common Stock as measured during the same period that the USD Trading Price is determined.
          1.61 “Put Notice” has the meaning set forth in Section 3.3(a).
          1.62 “Put Objection Notice” has the meaning set forth in Section 3.3(a).
          1.63 “Regulation S” has the meaning set forth in Section 4.18(b)(ii).
          1.64 “Restricted Period” has the meaning set forth in Section 4.18(b)(iv).
          1.65 “Scientific Expert” has the meaning set forth in Section 3.3(a).
          1.66 “SEC” has the meaning set forth in Section 5.5.
          1.67 “Seller” and “Sellers” have the meanings set forth in Article IV.
          1.68 “Seller Representative” has the meaning set forth in Section 8.5(a).
          1.69 “Shares” has the meaning set forth in Section 4.18(b)(i).
          1.70 “Stock Consideration” means (a) if Omeros Common Stock is traded on a Public Market as of the Closing Date, the Common Share Amount or (b) if Omeros Common Stock is not traded on a Public Market as of the Closing Date, the Preferred Share Amount.
          1.71 “Stock Exchange Rate” means the product obtained by multiplying (x) three million ($3.0MM) CAD, by (y) the average daily noon USD to CAD exchange rate for the month preceding the month of the Closing Date as quoted by the The Federal Reserve Board of the United States (or the Bank of Canada if The Federal Reserve Board does not quote such average daily noon rate). For purposes of illustration, if the preceding month average daily noon USD to CAD exchange rate is $1.10 USD to $1 CAD, then the Stock Exchange Rate would be $3.3 million USD.

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          1.72 “Survival Date” has the meaning set forth in Section 8.1.
          1.73 “Third Party” has the meaning set forth in Section 3.1(b).
          1.74 “Third Party Claim” has the meaning set forth in Section 8.4(i).
          1.75 “Toronto” means The Governing Council of the University of Toronto.
          1.76 “Toronto Agreements” means, collectively, the Toronto Assignment and the Toronto Consent.
          1.77 “Toronto Assignment” has the meaning set forth in Section 4.17.
          1.78 “Toronto Consent” means the written consent of Toronto to the transactions contemplated by this Agreement in the form attached hereto as Exhibit B, which shall be executed by Toronto and delivered to Omeros simultaneously with the execution of this Agreement.
          1.79 “United States” has the meaning set forth in Section 4.18(c).
          1.80 “Unresolved Claims” has the meaning set forth in Section 8.4(d).
          1.81 “U.S. Person” has the meaning set forth in Section 4.18(c).
          1.82 “USD” means U.S. dollar(s).
          1.83 “USD Trading Price” shall mean the average closing sale price (in USD) of one share of Omeros Common Stock as reported on the Public Market for the thirty (30) consecutive trading days (or, if applicable, such shorter period of time that the average closing sales price has been reported on the Public Market) ending on the date that is three (3) trading days immediately preceding the Closing Date (as adjusted as appropriate to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications or similar events). For purposes of illustration, if the Closing Date falls on a Thursday, then the last day of such 30-day period shall be the prior Monday (assuming Monday, Tuesday and Wednesday are trading days).
          1.84 “USPTO” has the meaning set forth in Section 4.15.
ARTICLE II
OPTION PERIOD
          2.1 Option Period One. Promptly following the date of this Agreement, Omeros shall pay two hundred thousand ($200,000) CAD (“Option Fee One”) in accordance with the Payment Instructions. As consideration for payment of Option Fee One, Omeros, the Founders and Patobios shall have the rights and obligations set forth in Article III of this Agreement during the period beginning on the date of this Agreement and ending at 5:00 p.m. Seattle time on June 4, 2009 (“Option Period One”).

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          2.2 Option Period Two. If at any time during Option Period One, Omeros gives written notice to Patobios of its intent to extend the Option Period beyond the end of Option Period One, and by no later than the tenth (10) day following the last day of Option Period One, Omeros pays, in accordance with the Payment Instructions, an additional amount equal to (i) six hundred fifty thousand ($650,000) CAD less (ii) the Patent Fee Amount (“Option Fee Two”), then the Option Period shall be extended for the period beginning at 5:00 pm Seattle time on the last day of Option Period One and ending at 5:00 p.m. Seattle time on December 4, 2009 (the “Option Period Two”). During Option Period Two, Omeros, the Founders and Patobios shall have the rights and obligations set forth in Article III of this Agreement.
          2.3 Option Period Three. If at any time during Option Period Two, Omeros gives written notice to Patobios of its intent to extend the Option Period beyond the end of Option Period Two, and by no later than the tenth (10) day following the last day of Option Period Two, Omeros pays an additional six hundred fifty thousand ($650,000) CAD (“Option Fee Three”) in accordance with the Payment Instructions, then the Option Period shall be extended for the period beginning at 5:00 p.m. Seattle time on the last day of Option Period Two and ending at 5:00 p.m. Seattle time on June 4, 2010 (the “Option Period Three”). During Option Period Three, Omeros, the Founders and Patobios shall have the rights and obligations set forth in Article III of this Agreement.
ARTICLE III
OPTION PERIOD RIGHTS AND OBLIGATIONS
          During the Option Period, as such may be extended by Omeros pursuant to Section 2.2 and Section 2.3, Omeros, Patobios and the Founders shall have the rights and shall strictly comply with their respective obligations set forth in this Article III. None of Omeros, Patobios or the Founders shall have any of the rights or obligations set forth in this Article III following the expiration of the Option Period or the termination of this Agreement in accordance with Section 9.1; provided, however, (a) that if an Exercise Notice or a Put Notice is provided within the Option Period, then the Option Period shall automatically extend until the earlier of the Closing Date and the termination of this Agreement in accordance with Section 9.1, (b) Omeros, on the one hand, and Patobios and the Founders, on the other hand, shall be liable to each other for up to a maximum amount equal to the aggregate gross proceeds paid by Omeros under this Agreement (including, without limitation, for any payments made by Omeros pursuant to Section 3.6) for any breach of any covenant to be performed by any such party pursuant to this Article III that occurred during the Option Period, except in the case of fraud or willful breach of any such covenant by such party in which case such liability shall not be so limited (provided, that for purposes of this subsection (b), if Omeros purchases the MOCA Technology pursuant to this Agreement, then the liability of Omeros, Patobios and the Founders shall instead be subject to limitations in Article VIII), and (c) nothing herein shall limit the liability of a party for its fraud or willful breach of any covenant to be performed by such party pursuant to this Article III that occurred during the Option Period.

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          3.1 MOCA Technology Evaluation.
               (a) Omeros Evaluation. During the Option Period, Omeros shall have the exclusive right to evaluate and test, and have evaluated and tested, the MOCA Technology as provided for in the Plan for MOCA Evaluation. Unless Patobios or a Founder provides advance written consent, Omeros shall not use the MOCA Technology except as provided in and envisioned by the Plan for MOCA Evaluation during the Option Period. Any and all Improvements made by or on behalf of Omeros or by Patobios or a Founder during the Option Period shall be owned solely by Patobios, subject to conveyance to Omeros of all right, title and interest in and to such Improvements as part of any purchase of the MOCA Technology by Omeros in accordance with Section 3.2. At the end of each defined evaluation or test phase of any study being performed as part of the Plan for MOCA Evaluation, Omeros shall prepare, or have prepared, written reports describing the results from the evaluation and testing of the MOCA Technology by or on behalf of Omeros, including, without limitation, the results of attempts to achieve the De-Orphanization Milestone, which reports shall be promptly communicated in writing to Patobios.
               (b) Third Party Evaluation. During the Option Period, Omeros shall have the right to engage one or more third parties (each a “Third Party”) to conduct testing of the MOCA Technology in accordance with the Plan for MOCA Evaluation on Omeros’ behalf and at Omeros’ expense, provided that Omeros shall (a) disclose to Patobios the identity of each Third Party and what portion(s) of the Plan for MOCA Evaluation each Third Party is conducting on behalf of Omeros and (b) enter into a written agreement with each Third Party pursuant to which such Third Party shall agree that any Improvements made by such Third Party shall be initially owned solely by Patobios and that any written study reports to be prepared by such Third Party at the end of each defined evaluation or test phase of any study being performed as part of the Plan for MOCA Evaluation shall be provided contemporaneously to Patobios and Omeros. Omeros shall not use a Third Party to conduct testing of the MOCA Technology until Patobios shall have been given the opportunity to review and approve those portions of Omeros’ agreement with the Third Party that are intended to comply with Omeros’ obligations pursuant to this Section 3.1(b), provided that Patobios shall not unreasonably withhold or delay its review and approval of those portions of such agreement.
               (c) Patobios Research. During the Option Period, Patobios and the Founders shall promptly disclose to Omeros the data from and results of all further research, development, test, evaluation, screening or surrogate de-orphanization activities performed by Patobios, the Founders or any third party, to the extent permitted in accordance with this Agreement, using or related to the MOCA Technology.
          3.2 Omeros’ Option to Purchase. At any time during the Option Period, Omeros shall have the sole and exclusive right to purchase, and may exercise such right to purchase, and Patobios hereby grants Omeros the sole and exclusive right to purchase, the MOCA Technology from Patobios by (a) delivering written notice to Patobios of its intent to purchase the MOCA Technology (“Exercise Notice”) and (b) paying the Acquisition Price in accordance with the Payment Instructions on the Closing Date (subject to Section 8.4), which shall not be less than thirty (30)

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days, nor more than sixty (60) days, from the date of the Exercise Notice, on which Closing Date Patobios shall sell to Omeros all right, title and interests in and to the MOCA Technology; provided, however, that Omeros’ right to purchase, and Patobios’ obligation to sell, the MOCA Technology pursuant to this Section 3.2 shall be subject to the fulfillment or waiver (as permitted) on or before such Closing Date of the conditions set forth in Article VI, and should one party fail to fulfill any obligation of such party that is a condition for Closing set forth in Article VI, the other party may elect upon written notice to delay the Closing Date until such obligation has either been fulfilled or such other party waives the associated condition.
          3.3 Patobios’ Right to Sell.
               (a) Put Notice. If at any time during the Option Period Patobios or the Founders receive test results evidencing that Omeros has achieved the De-Orphanization Milestone (whether such test results are provided by Omeros, a Third Party or any other person participating in the testing of the MOCA Technology under the direction of Omeros), Patobios at its sole option may require Omeros to purchase the MOCA Technology from Patobios for the Acquisition Price by delivering written notice thereof to Omeros (“Put Notice”), provided that such Put Notice must be given to Omeros within twenty (20) days of Patobios’ or the Founders’ receipt of test results evidencing achievement of the De-Orphanization Milestone. If Omeros does not give Patobios and the Founders a written objection (“Put Objection Notice”) to the Put Notice within twenty (20) days of receipt thereof, Omeros shall pay the Acquisition Price in accordance with the Payment Instructions on the Closing Date (subject to Section 8.4), which shall not be less than thirty (30) days, nor more than sixty (60) days, from its receipt of the Put Notice. If Omeros gives a Put Objection Notice to Patobios and the Founders, then, Patobios, the Founders and Omeros shall meet promptly thereafter to review the results of the testing of the MOCA Technology and in good faith attempt to determine together whether the De-Orphanization Milestone was achieved, utilizing a mutually selected and agreed scientific expert (a “Scientific Expert”), and Omeros will not be required to pay the Acquisition Price unless Omeros and Patobios agree in writing that the De-Orphanization Milestone was achieved, in which case Omeros shall pay (i) the expenses of the Scientific Expert (the “Expert Expenses”) and (ii) the Acquisition Price in accordance with the Payment Instructions on the Closing Date (subject to Section 8.4), which shall not be less than thirty (30) days, nor more than sixty (60) days, from the date of such written agreement. If after utilizing a Scientific Expert, Omeros and Patobios agree in writing that the De-Orphanization Milestone was not achieved, then Patobios will pay the Expert Expenses. If after good faith negotiations Omeros and Patobios are not able to reach a mutual agreement within sixty (60) days of the date of the Put Objection Notice as to whether the De-Orphanization Milestone was achieved, the Founders may submit such dispute to arbitration in accordance with Section 3.3(b) of this Agreement; provided that if the Founders do not submit such dispute to arbitration within seventy (70) days of the date of the Put Objection Notice, then the applicable Put Notice shall be void and have no force or effect pursuant to this Agreement. Omeros’ obligation to purchase, and Patobios and the Founders’ right to sell, the MOCA Technology pursuant to this Section 3.3 shall be subject to the fulfillment or waiver (as permitted) on or before such Closing Date of the conditions set forth in Article VI, and should one party fail to fulfill any obligation of such party that is a condition for Closing set forth in Article VI, the other party may elect upon written notice to delay the Closing Date until such obligation has either been

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fulfilled or such other party waives the associated condition. The delivery or non-delivery of a Put Objection Notice, any disagreement about whether the De-Orphanization Milestone has been achieved and/or any determination that the De-Orphanization Milestone has not been achieved, shall not suspend or terminate an Option Period or the parties’ respective rights and obligations during such Option Period including, without limitation, Omeros’ continued right to purchase the MOCA Technology during the Option Period as provided in Section 3.2.
               (b) Arbitration. Any dispute submitted to arbitration pursuant to Section 3.3(a) shall be settled by arbitration conducted by one arbitrator mutually agreeable to Omeros and Patobios. In the event that, within thirty (30) days after submission of any dispute to arbitration, Omeros and Patobios cannot mutually agree on one arbitrator, then, within fifteen (15) days after the end of such thirty (30)-day period, Omeros and Patobios shall each select one arbitrator. The two arbitrators so selected shall select a third arbitrator. If Patobios fails to select an arbitrator during this fifteen (15) day period, then the parties agree that the arbitration will be conducted by one arbitrator selected by Omeros. Any arbitration shall be held in King County, Washington, under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including, without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator, or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys’ fees and costs, to the same extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to whether the De-Orphanization Milestone was achieved shall be final, binding, and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions. If the decision of the arbitrator(s) is that the De-Orphanization Milestone was achieved, then Omeros shall pay (i) the Expert Expenses and (ii) the Acquisition Price in accordance with the Payment Instructions on the Closing Date (subject to Section 8.4), which shall not be less than thirty (30) days, nor more than sixty (60) days, from the date of such decision, provided that Patobios and the Founders have fulfilled, or Omeros has waived, the conditions set forth in Article VI. If the decision of the arbitrator(s) is that the De-Orphanization Milestone was not achieved as claimed in the Put Notice, then the Put Notice shall be disregarded and this Agreement shall continue in full force and effect in accordance with its terms and Patobios shall pay the Expert Expenses. Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction.
          3.4 No-Sale Obligations. During the Option Period, none of Patobios or the Founders may enter into any written or oral agreement with any person or entity other than Omeros (a) providing for the sale or other transfer of any equity interest in Patobios or the MOCA Technology,

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(b) providing for the acquisition of Patobios or the MOCA Technology or any interest in either thereof, whether by merger, amalgamation, share exchange, recapitalization, consolidation, liquidation, stock sale, option, purchase of assets, license, tender offer or otherwise or (c) that may result in any lien, pledge, charge, claim, mortgage, security interest or other encumbrance of any sort (a “Lien”) being placed on Patobios, the MOCA Technology or any intellectual property or other right included in the MOCA Technology and each of Patobios and the Founders shall take all such action as shall be necessary to avoid any Lien being placed on Patobios, the MOCA Technology or any intellectual property or other right included in the MOCA Technology. Patobios and the Founders are not prohibited from soliciting offers to purchase Patobios or to purchase or license the MOCA Technology during the Option Period from third parties, provided that (i) any of such efforts shall be subject to all of the terms and conditions of this Agreement, (ii) Omeros shall retain the sole and exclusive right to acquire the MOCA Technology during the Option Period by paying the Acquisition Price as described in Section 3.2, (iii) Patobios shall disclose in writing to Omeros the identity of any such third party that engages in any due diligence or other review of Patobios or the MOCA Technology concurrently with the beginning of such due diligence or other review and (iv) Patobios shall disclose to any such third party the existence of this Agreement and the obligations in this Section 3.4 (but none of Patobios or the Founders shall disclose any other terms of this Agreement).
          3.5 Third-Party Use and Disclosure. During the Option Period, each of Patobios and the Founders shall not (a) allow or otherwise permit any other person or entity (other than Toronto as permitted pursuant to the Toronto Consent and Omeros and Third Parties) to use the MOCA Technology, or (b) publish, present or otherwise disclose, or permit any other person or entity to publish, present or otherwise disclose, to any person or entity (other than Omeros and Third Parties) any aspect of the Assays or the MOCA Technology, any Improvements, or any target- or compound-specific results of attempted surrogate de-orphanization using the MOCA Technology, including, without limitation, any reference to the location of the nuclear localization sequence (collectively “New Data”), to any person or entity (other than Omeros), that is not, as of the date of this Agreement as shown by Patobios’ written records, already disclosed in prior scientific journal publications, published pending patent application(s) or issued patents included in the MOCA Technology, without Omeros’ prior written consent. If Patobios or the Founders wish to publish, present or otherwise disclose, or permit any other person or entity to publish, present or otherwise disclose, any New Data, the Founders shall provide Omeros written notice including a copy of such intended publication, presentation or other disclosure at least sixty (60) days in advance of the earlier of the proposed submission of the New Data for publication or presentation or the proposed publication, presentation or other disclosure of the New Data to seek Omeros’ consent to the proposed publication, presentation or other disclosure. Omeros’ consent to the proposed publication, presentation or other disclosure may not be unreasonably withheld but may be withheld to preserve or protect rights in Intellectual Property or to preserve a competitive business advantage as determined by Omeros.
          3.6 Patent Prosecution and Maintenance.
               (a) During the Option Period and prior to Omeros’ purchase of the MOCA Technology in accordance with this Agreement, the Founders and Patobios shall have the sole

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right to apply for, prosecute and maintain patents and patent applications for inventions included within the MOCA Technology (the “Patents” and the “Patent Applications”, respectively); provided, however, that (i) the Founders and Patobios shall consult with and keep Omeros timely informed of the status and progress of all Patent Applications and Patents, including the prompt delivery of copies of all official correspondence filed with or received from international, national and regional patent offices and patent counsel and advance notification of any proposed actions to be taken or foregone with respect to the Patents and the good faith consideration of all comments provided by Omeros, and the right for Omeros’ patent counsel to communicate directly with the Founders’ and Patobios’ patent counsel, (ii) Omeros shall reimburse the Founders and Patobios for all reasonable legal fees and government filing fees incurred by Patobios or the Founders during the Option Period for application, prosecution and maintenance of the Patent Applications and Patents; provided, however, that should the Founders or Patobios determine to undertake the filing of any Patent Application (including, without limitation, regional or national phase entry from an international patent application) for which Omeros does not wish to reimburse the Founders and Patobios, Omeros shall so notify the Founders and Patobios in writing, in which event Omeros shall be relieved of the obligation to reimburse the Founders and Patobios for such filing, and such filing shall be excluded from the MOCA Technology and (iii) the Founders and Patobios shall exert commercially reasonable efforts to diligently pursue all Patent Applications to issuance or a final determination of unpatentability.
               (b) Patobios shall provide Omeros advance written notice of all upcoming actions required for the filing, prosecution and maintenance of the Patents and the Patent Applications (“Patent Action”), including a specific description of such Patent Action required, the deadline for taking such Patent Action to avoid loss of right, the good faith estimated cost of such Patent Action, and the patent office and patent attorney or patent agent communications addressing such Patent Action, promptly after Patobios becomes aware of the upcoming action and in any event, where possible, at least [†] days in advance of the deadline for completing such Patent Action (it being acknowledged by Omeros that such notice will be for shorter periods in circumstances where Patobios receives notice of a Patent Action and has less than [†] days to complete such Patent Action). Omeros shall, before the later of [†] days prior to the deadline for taking such Patent Action or [†] days following Omeros’ receipt of the notice of such Patent Action but in any event prior to the deadline for completing such Patent Action, provide Patobios a written response indicating either that Omeros (i) wishes Patobios to complete such patent Action, in which case Patobios shall timely complete or timely cause the completion of such Patent Action and Omeros shall be obligated to reimburse Patobios for Patobios’ documented third-party costs for completion of such Patent Action incurred during the Option Period and prior to Omeros’ purchase of the MOCA Technology as provided for in Section 3.6(a) or (ii) does not wish Patobios to complete or cause the completion of such Patent Action, in which event Omeros shall have no obligation to reimburse Patobios for any costs associated with such Patent Action and the specific Patent or Patent Application for which such Patent Action was requested shall thereafter be excluded from the MOCA Technology as provided in Section 3.6(c). Should Omeros fail to provide instructions within the time periods set forth in the foregoing sentence, Omeros shall be deemed to have timely instructed Patobios that Omeros wishes to have Patobios complete such Patent Action. Any instruction provided by Omeros with respect to completing a Patent Action for a specific Patent or Patent Application shall not obligate Omeros with respect to future

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additional Patent Actions that may be required for such specific Patent or Patent Application, which instead shall be addressed in turn in accordance with the procedures of this Section 3.6(b). Any reimbursement payable due to Patobios pursuant to Sections 3.6(a) and 3.6(b) shall be made by Omeros within [†] days from Omeros’ receipt of an invoice from Patobios including supporting receipt or third party invoice documentation. With respect to Patent Actions for which Omeros has agreed to reimburse Patobios’ for its costs, Omeros and Patobios may agree in advance for Omeros to be invoiced directly by third party service providers for authorized work, in which event Omeros shall make payment directly to such service providers within [†] days from Omeros’ receipt of an invoice.
               (c) The Founders and Patobios shall promptly provide written disclosure to Omeros of any inventions and Improvements included within the MOCA Technology promptly following the conception or reduction to practice of such inventions and Improvements.
          3.7 Patent Enforcement.
               (a) If any party learns of the infringement of any Patent, published Patent Application or other Intellectual Property right included in the MOCA Technology, such party shall promptly notify the other parties of such infringement in writing and will provide the other parties with all evidence of infringement in the notifying party’s possession. All parties shall use their best efforts in cooperation with each other to terminate third party infringement without litigation.
               (b) During the Option Period and prior to Omeros’ purchase of the MOCA Technology in accordance with this Agreement, the Founders and Patobios shall have the sole right, after consulting with Omeros and considering in good faith all comments and suggestions from Omeros, to enforce the Patents, Patent Applications (to the extent enforceable) or other Intellectual Property right included in the MOCA Technology against any third party infringers at the sole cost and expense of Patobios. If after such consultation Patobios elects not to enforce the Patents, Patent Applications (to the extent enforceable) or other Intellectual Property Right included in the MOCA Technology, then Patobios shall immediately notify Omeros, in which event Omeros shall have the right, at its sole cost and expense, to enforce the Patents, Patent Applications (to the extent enforceable) or other Intellectual Property right included in the MOCA Technology against the third party infringer(s), in which event any award, judgment, settlement or damages collected (“Enforcement Proceeds”) shall belong solely to Omeros without duty to account to any other party; provided, however, that if Omeros does not acquire the MOCA Technology prior to the expiration of the Option Period, then following the expiration of the Option Period Omeros shall pay to Patobios any Enforcement Proceeds it receives less an amount equal to Omeros’ costs and expenses incurred in connection with such enforcement action. During the Option Period and prior to Omeros’ purchase of the MOCA Technology, none of Patobios, the Founders or Omeros shall enter into any settlement, agreement or understanding invalidating, limiting or reducing the Patents, Patent Applications or other Intellectual Property rights in the MOCA Technology, or granting any license to any third party to the Patents, Patent Applications or other Intellectual Property rights in the MOCA Technology without the prior

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written consent of all of the other parties to this Agreement (other than the Escrow Agent), which consent shall not be unreasonably withheld.
          3.8 Post-Acquisition Use of the MOCA Technology. Following the purchase by Omeros of the MOCA Technology pursuant to this Agreement, Patobios shall have no further right to use the MOCA Technology for any purpose, and the Founders shall have no further right to use the MOCA Technology for any purpose except for such retained non-commercial academic research use rights as may be enjoyed by the Founders by virtue of their employment by Toronto as provided for and in accordance with the terms of the Toronto Assignment and the Toronto Consent. Following the purchase by Omeros of the MOCA Technology pursuant to this Agreement, Patobios and the Founders shall have no right to and shall not publish, present or otherwise disclose, or permit any other person or entity to publish, present or otherwise disclose, any New Data unless expressly authorized by Omeros in advance in writing.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PATOBIOS AND THE FOUNDERS
          Patobios and the Founders (each, a “Seller” and together, the “Sellers”), jointly and severally, hereby represent and warrant to Omeros on the date hereof and, if applicable, the date of the Closing (as defined in Article VI) (the “Closing Date”), as though made on the Closing Date, as follows:
          4.1 Organization.  Patobios is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario. Patobios has the corporate power to own its properties and to carry on its business as currently conducted. Patobios is duly qualified or licensed to do business and in good standing in each jurisdiction in which the character or location of its assets or properties (whether owned, leased or licensed) or the nature of its business make such qualifications necessary.
          4.2 Capital Structure.  The authorized capital stock of Patobios consists of: an unlimited number of Class A Preference shares, six thousand (6,000) of which are issued and outstanding; an unlimited number of Class B Preference shares, four thousand (4,000) of which are issued and outstanding; an unlimited number of Class I common shares, six thousand (6,000) of which are issued and outstanding; and an unlimited number of Class II common shares, four thousand (4,000) of which are issued and outstanding (“Patobios Capital Stock”). Each Founder holds three thousand (3,000) Class A Preference shares, fifteen hundred (1,500) Class B Preference shares, three thousand Class I common shares and fifteen hundred (1,500) Class II common shares, and Toronto holds one thousand (1,000) Class B Preference shares and one thousand (1,000) Class II common shares. The Founders and Toronto are the only holders of Patobios Capital Stock. There are no options, warrants or other rights to purchase any outstanding Patobios Capital Stock or authorized and unissued Patobios Capital Stock
          4.3 Subsidiaries.  Patobios does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or

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any interest in, or control, directly or indirectly, any other corporation, limited liability company, partnership, association, joint venture or other business entity.
          4.4 Authority.  Patobios and each of the Founders has all requisite power and authority or capacity (as applicable) to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Patobios and no further action is required on the part of Patobios or the Founders to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Patobios and the Founders and assuming the due authorization, execution and delivery by the other parties hereto, constitutes the valid and binding obligations of Patobios and the Founders enforceable against each of them in accordance with its terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies.
          4.5 No Conflict.  The execution and delivery by Patobios and the Founders of this Agreement, and the consummation of the transactions contemplated hereby, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a “Conflict”) (i) any provision of the organizational documents of Patobios, (ii) except as set forth in the Toronto Agreements, any license, mortgage, indenture, lease, contract, covenant or other agreement, instrument or commitment, permit, concession, franchise or other license (each a “Contract” and collectively the “Contracts”) to which Patobios or any of the Founders or any of their respective properties or assets (whether tangible or intangible) are bound, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Patobios or the Founders or any of their respective properties or assets (whether tangible or intangible). Patobios is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any Contract, nor does Patobios or any of the Founders have any knowledge of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Omeros shall be able to evaluate and test the MOCA Technology during the Option Period in accordance with the Plan for MOCA Evaluation without the payment of any amounts or other consideration or without giving up any rights, except for those amounts and rights that are specifically set forth in this Agreement, including without limitation, any payments to be made by Omeros to a Third Party as contemplated in Section 3.1(b) and any other payments Omeros may of its own accord agree to make to any other Person. If Omeros acquires the MOCA Technology pursuant to this Agreement, the MOCA Technology and Omeros’ ownership or use thereof will not be subject to any Contracts, rights, non-competition obligations, royalty payment obligations, assessments, fees or other obligations (other than pursuant to Contracts to which Omeros may be a party, or other obligations that Omeros has knowingly incurred).
          4.6 Consents.  Assuming the execution and delivery of the Toronto Consent by Toronto, no consent, notice, waiver, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other provincial, federal, state, county, local

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or other foreign governmental authority, instrumentality, agency or commission (each, a “Governmental Entity”) or any third party, including a party to any agreement with Patobios and/or the Founders (so as not to trigger any Conflict), is required by, or with respect to, Patobios or any of the Founders in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
          4.7 Tax Matters.  Patobios has not been advised in writing (i) that any of its tax returns have been or are being audited, or (ii) of any deficiency in assessment or proposed judgment with respect to its taxes. There are (and, if applicable immediately following the Closing Date there will be) no Liens on the assets of Patobios or the MOCA Technology relating to or attributable to taxes. Neither Patobios nor any Founder has knowledge of any basis for the assertion of any claim relating or attributable to taxes which, if adversely determined, would result in any Lien on the assets of Patobios including, without limitation, the MOCA Technology.
          4.8 Title to MOCA Technology; Absence of Liens and Encumbrance.  Patobios has good and valid title to the MOCA Technology, including, without limitation, the Assays, the Improvements, the Patents, the Patent Applications and all other rights set forth in Section 1.34, free and clear of any Liens except as set forth in the Toronto Agreements, and upon Omeros’ purchase of the MOCA Technology pursuant to this Agreement, title to the MOCA Technology, including, without limitation, the Assays, the Improvements, the Patents, the Patent Applications and all other rights set forth in Section 1.34, will be transferred to Omeros.
          4.9 Litigation.  There is no action, suit, claim or proceeding of any nature pending, or to the knowledge of Patobios or any of the Founders, threatened, against Patobios or any of the Founders, their properties (tangible or intangible) or any of Patobios’ officers or directors that relates directly or indirectly to the MOCA Technology, nor to the knowledge of Patobios or the Founders is there any reasonable basis therefor. There is no investigation or other proceeding pending or, to the knowledge of Patobios or any of the Founders, threatened, against Patobios or any of the Founders, any of their respective properties (tangible or intangible) or any of Patobios’ officers or directors by or before any Governmental Entity, nor to the knowledge of Patobios or any of the Founders is there any reasonable basis therefor. No Governmental Entity has at any time challenged or questioned the legal right of Patobios to conduct its operations as presently or previously conducted or as currently contemplated to be conducted.
          4.10 Brokers’ and Finders’ Fees; Third Party Expenses.  Neither Patobios nor any of the Founders has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions, fees related to investment banking or similar advisory services or any similar charges in connection with the Agreement or any transaction contemplated hereby.
          4.11 Compliance with Laws.  Patobios has complied with, is not in violation of, and has not received any notices of violation with respect to, any provincial, federal, state or local statute, law or regulation.
          4.12 Prior Disclosures. Patobios and the Founders have not made or submitted for publication or presentation, or made any disclosure other than under valid agreements including

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industry standard obligations of nondisclosure and non-use, of any technical or scientific aspect of the MOCA Technology, or any results or data generated using the MOCA Technology, that are not included in the Patents included in the MOCA Technology, except for the following disclosures, publications or presentations: (a) O’Dowd et al., Dopamine Receptor Oligomerization Visualized in Living Cells, J. Biol. Chem 280:37225-35 (2005), (b) O’Dowd et al., Using Ligand-Induced Conformational Change to Screen for Compounds Targeting G-Protein-Coupled Receptors, J. Biomol. Screen. 12:175-85 (2007), (c) O’Dowd et al., A Novel Drug Screening Assay for G Protein-coupled Receptors. In: Ligand Design for G Protein-Coupled Receptors. Ed. D. Rognan, Wiley-VCH Verlag GmbH and Co., p51-60 (2006), (d) Juhasz et al., Mu-opioid Receptor Heterooligomer Formation With The Dopamine D1 Receptor As Directly Visualized In Living Cells. Eur. J. Pharmacol. 581:235-243 (2008) and [†] (collectively, the “Listed Disclosures”).
          4.13 Prior Testing. Patobios and the Founders have disclosed to Omeros all material data and results from all screening, testing, or other use or evaluation of the MOCA Technology by Patobios, the Founders, Toronto or any third party, and have disclosed to Omeros any and all other information known to Patobios or the Founders that are material to evaluation of the utility of the MOCA Technology. None of Patobios or the Founders is aware of any data, results or other information that could reasonably be interpreted by scientists of skill in the art as evidence that the Assays included in the MOCA Technology will be unable, inefficient or ineffective for the identification of transmembrane protein-interacting molecules when utilized in high-thoughput screening and broadly applicable for the surrogate-deorphanization of orphan G protein-coupled receptors.
          4.14 Representations Complete.  None of the representations or warranties made by Patobios or the Founders in this Agreement, and none of the statements made in any exhibit, schedule or certificate furnished by Patobios or the Founders pursuant to this Agreement contains, or will contain on the Closing Date, any untrue statement of a material fact, or omits or will omit on the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.
          4.15 Intellectual Property.
               (a) All Patent Applications and Patents are listed in Section 1.34 of this Agreement, and are all active and pending or issued. True and complete copies of all submissions and filings to, and all office actions, search reports, communications and other correspondence from, the United States Patent and Trademark Office (the “USPTO”) and other national, regional and international patent offices have been provided to Omeros. Other than examination of the Patent Applications at such patent offices as reflected in such documents, there are no proceedings or actions before any court, tribunal, the USPTO or other national, regional and international patent office related to any of the Patents and Patent Applications.
               (b) To the extent required by then current rules of the USPTO, all prior art and other information material to the patentability of the claims of the Patent Applications known to Patobios and the Founders or other individuals involved with the prosecution of US Patent Applications and US Patents in the MOCA Technology has been timely disclosed to the USPTO,

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in keeping with the duty of candor, good faith and disclosure owed to the USPTO, and no material misrepresentation have been made to the USPTO in such Patents and Patent Applications. Patobios and the Founders have timely complied with applicable duties of disclosure owed to other national, regional and international patent offices in relation to the Patents and Patent Applications and have made no material misrepresentations to such patent offices.
               (c) All inventions claimed in the Patents and Patent Applications have been invented solely by the Founders. None of Patobios or any of the Founders have been notified of any inventorship challenges nor has any interference been declared or provoked nor are Patobios or any of the Founders aware of any conflicting inventorship claims in relation to any of the Patents or Patent Applications. There are no third parties known to Patobios or any of the Founders who have or will be able to assert rights, and no third parties have provided written notice to Patobios or any of the Founders alleging that such third party may establish rights, to any Intellectual Property included in the MOCA Technology. Except as may be set forth in any office action, search report, communications and other correspondence from the USPTO and other national, regional and international patent offices, no third party has asserted that any of the claims of the Patents and Patent Applications are unpatentable, invalid or unenforceable. There is no pending or threatened action, suit or proceeding or written claim by any third party challenging Patobios’ or the Founders’ rights in or to, or the patentability, enforceability or validity of, any Intellectual Property included in the MOCA Technology.
               (d) The Patent Applications claim what Patobios and the Founders reasonably believe after due searching to be patentable subject matter, and all issued Patents are valid and enforceable. All Patent Applications and Patents have been duly filed in or issued by the USPTO or other national, regional and international patent offices and have been timely maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and all such other jurisdictions, and all necessary declarations, assignments, documents, certificates and fees in connection with the Patents and Patent Applications have been timely filed with the relevant patent offices. Patobios and the Founders have taken all commercially reasonable steps to establish and preserve their ownership of all Intellectual Property included in the MOCA Technology.
               (e) Except as set forth in the Toronto Agreements, none of Patobios or the Founders has entered into any agreement with any third party granting such third party any rights related to the MOCA Technology. Except as set forth in the Toronto Agreements, neither Patobios nor any of the Founders has granted or otherwise transferred ownership of, or granted any nonexclusive or exclusive license or right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Intellectual Property included in the MOCA Technology to any third parties. To the knowledge of Patobios and the Founders, Toronto has not granted or otherwise transferred ownership of, or granted any nonexclusive or exclusive license or right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Intellectual Property included in the MOCA Technology to any party except to the Founders under the Toronto Assignment. All Intellectual Property, including, without limitation, all Patents and Patent Applications, included in the MOCA Technology are free and clear of any Liens or

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encumbrances, except as set forth in the Toronto Agreements. Patobios is the exclusive owner of all Intellectual Property included in the MOCA Technology. All Intellectual Property included in the MOCA Technology will be fully transferable, alienable or licensable by Omeros on the Closing Date without restriction and without payment of any kind to any third party. No Intellectual Property included in the MOCA Technology is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by Patobios or any of the Founders or that may affect the validity, use or enforceability of such Intellectual Property.
               (f) None of Patobios or the Founders are aware of infringement by third parties of any Intellectual Property included in the MOCA Technology. None of Patobios or the Founders are aware of any licenses or other third party rights required to utilize the MOCA Technology in its current form and state, and the use of the MOCA Technology does not infringe other Intellectual Property rights of any third party. There is no pending, or to Patobios’ or the Founder’s knowledge, threatened action, suit or proceeding or written claim by any third party that the MOCA Technology infringes or otherwise violates the Intellectual Property of a third party.
               (g) If Omeros purchases the MOCA Technology pursuant to this Agreement, Patobios and the Founders will have disclosed to Omeros in writing all filings, responses and other actions that must be taken by Omeros following the purchase of the MOCA Technology within sixty (60) days of the Closing for the purposes of maintaining, perfecting and preserving all patents, patent applications and other Intellectual Property included in the MOCA Technology. In each case in which Patobios or any of the Founders has acquired any Intellectual Property included in the MOCA Technology from any other person or entity, Patobios and the Founders, as the case may be, have obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property and the associated Intellectual Property rights, and, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, have recorded each such assignment with the relevant governmental authorities, including the USPTO and applicable foreign, regional and international patent offices.
               (h) Except pursuant to the publication of the Patents and Patent Applications filed in respect of the MOCA Technology and the Listed Disclosures, none of Patobios or any of the Founders has permitted any of the Intellectual Property included in the MOCA Technology to enter into the public domain.
               (i) There are no contracts, licenses or agreements between Patobios or any of the Founders and any other person with respect to the Intellectual Property included in the MOCA Technology under which there is any dispute regarding the scope of such agreement, or performance under such agreement, including with respect to any payments to be made or received by Patobios or any of the Founders.
               (j) Neither this Agreement nor the transactions contemplated hereby will result in: (i) Omeros granting to any third party any right to or with respect to any Intellectual Property included in the MOCA Technology or otherwise owned by, or licensed to, Omeros, (ii) Omeros

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being bound by, or subject to, any non-compete or other material restriction on the operation or scope of its business or research activities, or (iii) Omeros being obligated to pay any royalties or other amounts to any person or entity.
               (k) Each of Patobios and the Founders has taken all reasonable steps that are required or necessary to protect Patobios’ and the Founders’ rights in confidential information and trade secrets of Patobios or any the Founders or provided by any other person to Patobios or the Founders.
               (l) No government funding, or facilities or resources of a university, college, other educational institution or research center other than Toronto, or funding from third parties, was used in the development of the Intellectual Property included in the MOCA Technology, except for: Proof of Principle Grant – Canadian Institutes for Health Research (a grant in the amount of $100,000 CAD), Canadian Institutes for Health Research Grant (a grant in the amount of $175,000 CAD per annum for five years), Canada Research Chair Award (a grant in the amount of $200,000 CAD per annum for five years) and University of Toronto (free use of facilities). No Governmental Entity, university, college, other educational institution or research center has any claim or right in or to the Intellectual Property included in the MOCA Technology other than Toronto to the extent provided in the Toronto Assignment.
          4.16 Payment Allocation. The allocation of the Option Fees and Acquisition Price in accordance with the Payment Instructions is consistent with all written or oral agreements among Patobios, the Founders or Toronto or any other holders of Patobios Capital Stock and does not violate the organizational documents of Patobios.
          4.17 Toronto Agreement. The Assignment of Rights from the University of Toronto between Toronto and the Founders dated June 28, 2002 (the “Toronto Assignment”) was duly executed and delivered by the Founders and Toronto, and constitutes a valid and binding agreement among the Founders and Toronto, enforceable against each of them in accordance with its terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies. Except as set forth in the Toronto Consent, (a) all obligations and covenants of the Founders to Toronto under the Toronto Agreement shall be fully satisfied upon payment by Omeros of each Option Fee (as may be applicable) and the Acquisition Price in accordance with the Payment Instructions (subject to Section 9.4), and (b) upon completion of all such payments Toronto shall have no other interest or rights in or to the MOCA Technology.
          4.18 Regulation S
               (a) This Agreement is made by Omeros with the Sellers, who are all Non-U.S. persons (as defined below in this Section 4.18(c)), in reliance upon each such Non-U.S. person’s representations, warranties and covenants made in this Section 4.18.
               (b) Such Non-U.S. person has been advised and acknowledges that:

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                         (i) any shares of Omeros Common Stock or Preferred Stock, including Common Stock issuable upon conversion of such Preferred Stock (the “Shares”), as the case may be, that may be issued to such Non-U.S. person pursuant to this Agreement have not been, and when issued, will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”), the securities laws of any state of the United States or the securities laws of any other country;
                         (ii) in issuing and selling the Shares to such Non-U.S. person pursuant hereto, Omeros is relying upon the “safe harbor” provided by Regulation S (“Regulation S”) and/or on Section 4(2) under the Securities Act;
                         (iii) it is a condition to the availability of the Regulation S “safe harbor” that the Shares not be offered or sold in the United States or to a U.S. person until the expiration of a one-year “distribution compliance period” (or a six-month “distribution compliance period”, if Omeros is a “reporting issuer”, as defined in Regulation S) following the Closing Date; and
                         (iv) notwithstanding the foregoing, prior to the expiration of the one-year “distribution compliance period” (or six-month “distribution compliance period”, if Omeros is a “reporting issuer”, as defined in Regulation S) after the Closing Date (the “Restricted Period”), the Shares may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. person (as such terms are defined in Regulation S), the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act; or (B) the offer and sale is outside the United States and to other than a U.S. person.
               (c) As used herein, the term “United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia, and the term “U.S. person” (as defined in Regulation S) means:
                         (i) a natural person resident in the United States;
                         (ii) any partnership or corporation organized or incorporated under the laws of the United States;
                         (iii) any estate of which any executor or administrator is a U.S. person;
                         (iv) any trust of which any trustee is a U.S. person;
                         (v) any agency or branch of a foreign entity located in the United States;
                         (vi) any nondiscretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

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                         (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated and (if an individual) resident in the United States; and
                         (viii) a corporation or partnership organized under the laws of any foreign jurisdiction and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.
          As used herein, the term “Non-U.S. person” means any person who is not a U.S. person or is deemed not to be a U.S. person under Rule 902(k)(2) of the Securities Act.
               (d) Such Non-U.S. person agrees that with respect to the Shares, until the expiration of the Restricted Period:
                         (i) such Non-U.S. person, its agents or its representatives have not and will not solicit offers to buy, offer for sale or sell any of the Shares, or any beneficial interest therein in the United States or to or for the account of a U.S. person; and
                         (ii) notwithstanding the foregoing, the Shares may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. person (as such terms are defined in Regulation S), the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act; or (B) the offer and sale is outside the United States and to other than a U.S. person; and
                         (iii) such Non-U.S. person shall not engage in hedging transactions with regard to the Shares unless in compliance with the Securities Act.
          The foregoing restrictions are binding upon subsequent transferees of the Shares, except for transferees pursuant to an effective registration statement. Such Non-U.S. person agrees that after the Restricted Period, the Shares may be offered or sold within the United States or to or for the account of a U.S. person only pursuant to applicable securities laws.
               (e) Such Non-U.S. person has not engaged, nor is it aware that any party has engaged, and such Non-U.S. person will not engage or cause any third party to engage, in any directed selling efforts (as such term is defined in Regulation S) in the United States with respect to the Shares.
               (f) Such Non-U.S. person: (i) is domiciled and has its principal place of business outside the United States; (ii) certifies it is not a U.S. person and is not acquiring the Shares for the account or benefit of any U.S. person; and (iii) at the time of the Closing Date, the Non-U.S. person or persons acting on Non-U.S. person’s behalf in connection therewith will be located outside the United States.

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               (g) At the time of offering to such Non-U.S. person and communication of such Non-U.S. person’s order to purchase the Shares and at the time of such Non-U.S. Person’s execution of this Agreement, the Non-U.S. person or persons acting on Non-U.S. person’s behalf in connection therewith were located outside the United States.
               (h) Such Non-U.S. person is not a “distributor” (as defined in Regulation S) or a “dealer” (as defined in the Securities Act).
               (i) Such Non-U.S. person acknowledges that Omeros shall make a notation in its stock books regarding the restrictions on transfer set forth in this Section 4.18 and shall transfer such shares on the books of Omeros only to the extent consistent therewith.
          In particular, such Non-U.S. person acknowledges that Omeros shall refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration.
               (j) Such Non-U.S. person understands and agrees that each certificate held by such Non-U.S. person representing the Shares, or any other securities issued in respect of the Shares upon conversion thereof upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear the following legend (in addition to any legend required by this Agreement or under applicable state securities laws):
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THE SHARES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE, HYPOTHECATION OR ANY OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SHARES REPRESENTED BY THIS CERTIFICATE.
               (k) Such Non-U.S. person hereby represents that it is satisfied as to the full observance of the laws of its jurisdiction in connection with any acquisition of the Shares and the execution and delivery of this Agreement, including (i) the legal requirements within such Non-U.S. person’s jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase,

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holding, redemption, sale or transfer of such securities. Such Non-U.S. person’s receipt and beneficial ownership of the Shares will not violate any applicable securities or other laws of such Non-U.S. person’s jurisdiction.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF OMEROS
          Omeros hereby represents and warrants to Patobios that on the date hereof and as of the Closing Date, as though made on the Closing Date, as follows:
          5.1 Organization.  Omeros is a corporation duly organized and validly existing under the laws of the State of Washington. Omeros is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (whether owned, leased or licensed) or the nature of its business make such qualifications necessary.
          5.2 Authority.  Omeros has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; provided, however, that additional board and shareholder action and the filing of an amendment to Omeros’ Articles of Incorporation may be required if Omeros issues its Preferred Stock as the Stock Consideration. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Omeros; provided, however, that additional board and shareholder action and the filing of an amendment to Omeros’ Articles of Incorporation may be required if Omeros issues its Preferred Stock as the Stock Consideration. This Agreement has been duly executed and delivered by Omeros and constitutes the valid and binding obligation of Omeros, enforceable against Omeros in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.
          5.3 Consents.  No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, or any third party is required by or with respect to Omeros in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws; (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not have a material adverse effect on the business, assets (including intangible assets), condition (financial or otherwise), results of operations or capitalization of Omeros; and (iii) shareholder approval of, and the filing of, an amendment to Omeros’ Articles of Incorporation if Omeros issues its Preferred Stock as the Stock Consideration, which Omeros shall use its reasonable best efforts to obtain and file, as applicable, if it issues Preferred Stock as the Stock Consideration.

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          5.4 Shares. When and if issued to the Founders, the Shares will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any liens and encumbrances; provided, however, that the Shares may be subject to restrictions on transfer under Canadian or U.S. provincial, state and/or federal securities laws and as set forth herein and, if Omeros issues its Preferred Stock as the Stock Consideration, in any stock purchase agreement and/or shareholder agreement to which the Founders may become parties.
          5.5 SEC Documents; Omeros Financial Statements. If as of the Closing Date Omeros has a class of stock registered under Section 12(b) the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and issues Common Stock as the Stock Consideration, Omeros shall make the representations and warranties set forth in this Section 5.5 as of the Closing Date:
          A true and complete copy of each annual, quarterly and other report, registration statement, and definitive proxy statement (as applicable) filed by Omeros with the United States Securities and Exchange Commission (“SEC”) for the one-year period ending on the Closing Date (the “Omeros SEC Documents”) is available on the Web site maintained by the SEC at http://www.sec.gov. As of their respective filing dates, the Omeros SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Omeros SEC Documents, and none of the Omeros SEC Documents contained on their filing dates any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Omeros SEC Document. The financial statements of Omeros included in the Omeros SEC Documents (the “Omeros Financial Statements”) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto, except in the case of pro forma statements, or, in the case of unaudited financial statements, except as permitted under Form 10-Q under the Exchange Act) and fairly presented the consolidated financial position of Omeros and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of Omeros’ operations and cash flows for the periods indicated (subject to, in the case of unaudited statements, normal and recurring year-end audit adjustments). As of the Closing Date, Omeros has filed with the SEC all filings required to be made under the Exchange Act that were required to be filed during the one-year period ending on the Closing Date and, since the date of Omeros’ last SEC filing, no event has occurred (other than the closing of the transactions contemplated by this Agreement), which will require Omeros to complete such a filing by the fourth (4th) day following the Closing Date.
          5.6 Preferred Stock Purchase Agreement. If as of the Closing Date Omeros does not have a class of stock registered under Section 12(b) of the Exchange Act and issues Preferred Stock as the Stock Consideration, Omeros shall not make the representations and warranties in Section 5.5 and instead shall make the representations and warranties set forth in the stock purchase agreement that Omeros previously negotiated for the its last arms-length sale and issuance of its Preferred Stock, as modified by any schedule of exceptions delivered therewith. The Sellers will also be entitled to be

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added as parties to any shareholder agreement that all of the previous purchasers of such Preferred Stock were made parties to in connection with the purchase of such Preferred Stock.
ARTICLE VI
CONDITIONS TO THE CLOSING OF THE PURCHASE AND SALE OF THE MOCA TECHNOLOGY
          Subject to the terms and conditions of this Agreement, if an Exercise Notice or a Put Notice is provided within the Option Period, then the purchase and sale of the MOCA Technology and the payment of the Acquisition Price shall occur at a closing (the “Closing”) to take place at such time and at such place as mutually agreed by Omeros and Patobios, which shall not be less than thirty (30) days, nor more than sixty (60) days, from the date of the Exercise Notice or Put Notice, on which date Patobios shall sell to Omeros all right, title and interests in and to the MOCA Technology; provided, however, that Omeros’ right to purchase, and Patobios’ obligation to sell, the MOCA Technology shall be subject to the fulfillment or waiver (as permitted) on or before such date of the conditions set forth in this Article VI.
          6.1 Conditions to Omeros’ Obligation to Close. The obligations of Omeros to purchase the MOCA Technology shall be subject to the satisfaction at or prior to the Closing of the following conditions, unless waived in writing by Omeros on or prior to the Closing:
               (a) Representations, Warranties and Covenants. (i) The representations and warranties of the Sellers in this Agreement shall have been true and correct on the date they were made and shall be true and correct in all material respects (without giving effect to any limitation as to “materiality”) on and as of the Closing Date as though such representations and warranties were made on and as of such time, and (ii) the Sellers shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by the Sellers as of the Closing.
               (b) Bill of Sale. Patobios and the Founders shall have duly executed and delivered a Bill of Sale to Omeros, in a form acceptable to Omeros, assigning, transferring and conveying to Omeros all rights and title to and in the MOCA Technology.
               (c) Patent Assignments. Patobios shall have duly executed and delivered to Omeros a Patent Assignment, in a form acceptable to Omeros, conveying all rights and title to and interest in all patents, patent applications and inventions included in the MOCA Technology to Omeros.
               (d) Governmental Approval. Approvals from any Governmental Entity (if any) deemed appropriate or necessary by Omeros shall have been timely obtained.
               (e) Third Party Consents. Patobios shall have delivered to Omeros all necessary consents, waivers and approvals of parties to any Contract set as are required thereunder in

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connection with sale of the MOCA Technology, or for any such Contract to remain in full force and effect without limitation, modification or alteration after the Closing.
               (f) Legal Opinion. Omeros shall have received a legal opinion from legal counsel to Patobios, substantially in the form attached hereto as Exhibit C.
               (g) Certificate of Patobios and the Founders. Omeros shall have received a certificate, validly executed by the Chief Executive Officer of Patobios for and on Patobios’s behalf and by the Founders, to the effect that, as of the Closing:
                         (i) the representations and warranties of Patobios and the Founders in this Agreement were true and correct on the date they were made and are true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such time;
                         (ii) Patobios and the Founders have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by such parties as of the Closing; and
                         (iii) the conditions to the obligations of Omeros set forth in this Section 6.1 have been satisfied (unless otherwise waived in accordance with the terms hereof).
               (h) Valid Placement. The issuance of Shares in connection with the Agreement shall qualify as a valid exemption from the registration requirements of the Securities Act as a valid private placement under Regulation S under the Securities Act.
          6.2 Conditions to Patobios’ Obligation to Close. The obligations of Patobios to sell and transfer the MOCA Technology shall be subject to the satisfaction at or prior to the Closing of the following conditions, unless waived in writing by Patobios on or prior to the Closing:
               (a) Acquisition Price. Omeros shall have delivered the Acquisition Price in accordance with the Payment Instructions, subject to Section 8.4. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, if (i) Omeros Common Stock is not traded on a Public Market as of the Closing Date and (ii) at least ten (10) days prior to the Closing Date Omeros or Patobios gives written notice to the other party electing to pay or receive (as applicable) cash in lieu of and in full satisfaction of the Stock Consideration, then in lieu of and in full satisfaction of Omeros’ obligation to deliver the Stock Consideration portion of the Acquisition Price pursuant to this Section 6.2(a), Omeros shall instead deliver to Patobios two million five hundred thousand ($2.5 MM) CAD in accordance with the Payment Instructions. For the avoidance of doubt, if Omeros is obligated to deliver cash in lieu of the Stock Consideration pursuant to the preceding sentence, and Omeros delivers, in accordance with the Payment Instructions (subject to Section 8.4), cash in an amount equal to (I) seven million seven hundred sixteen thousand ($7.716MM) CAD less any Option Fee Credit, plus (II) two million five hundred thousand ($2.5 MM) CAD, plus (III) if Omeros paid Option Fee Two, the Patent Fee Amount (but only to the extent that the Patent Fee Amount reduced Option Fee Two), then Omeros shall have no obligation to issue any of its equity or any additional cash to Patobios, the

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Founders or any other party pursuant to this Agreement and Omeros will have fully satisfied its obligations pursuant to this Section 6.2(a).
               (b) Representations, Warranties and Covenants. (i) The representations and warranties of Omeros in this Agreement (other than the representations and warranties of the Omeros as of a specified date, which shall be true and correct as of such date) shall have been true and correct on the date they were made and shall be true and correct in all material respects (without giving effect to any limitation as to “materiality”) on and as of the Closing Date as though such representations and warranties were made on and as of such time, and (ii) Omeros shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by such parties as of the Closing.
               (c) Governmental Approval. Approvals from any Governmental Entity necessary for Omeros to purchase the MOCA Technology (if any) shall have been timely obtained.
               (d) Third Party Consents. Omeros shall have delivered to Patobios all necessary consents, waivers and approvals of parties to any material contract to which Omeros is a party and that are required in connection with purchase of the MOCA Technology, where the failure to obtain such consent, waiver or approval would have a material adverse effect on Omeros.
               (e) Legal Opinion. Patobios shall have received a legal opinion from legal counsel to Omeros, substantially in the form attached hereto as Exhibit D.
               (f) Certificate of Omeros. Patobios shall have received a certificate executed on behalf of Omeros by its Chief Executive Officer for and on its behalf to the effect that, as of the Closing:
                         (i) all representations and warranties made by Omeros in this Agreement (other than the representations and warranties of Omeros as of a specified date, which were true and correct as of such date) were true and correct on the date they were made and are true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time; and
                         (ii) all covenants and obligations under this Agreement to be performed by Omeros on or before the Closing have been so performed in all material respects.
          6.3 Conditions to Obligations of Each Party to Close. The respective obligations of Omeros to purchase, and Patobios’ obligation to sell and transfer, the MOCA Technology shall be subject to the satisfaction at or prior to the Closing of the following conditions, unless waived in writing by Omeros and Patobios:
               (a) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of

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making the sale and purchase of the MOCA Technology pursuant to this Agreement illegal or otherwise prohibiting consummation of sale and purchase of the MOCA Technology pursuant to this Agreement.
               (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the sale and purchase of the MOCA Technology shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be threatened or pending.
ARTICLE VII
ADDITIONAL AGREEMENTS
          7.1 Confidentiality. Prior to and during the term of this Agreement, Omeros, Patobios and the Founders (in each case the “Disclosing Party”) may disclose, directly or indirectly, to one or more other parties hereto (in each case the “Receiving Party”) confidential and proprietary information (“Confidential Information”) that has been developed or is owned by the Disclosing Party. Confidential Information may include, without limitation, research and development information, know-how, inventions, trade secrets, technical data, targets (genes or proteins), knock-out and knock-in mouse strains, gene expression profiles, behavioral and physiological assays, phenotypes, cell lines, cellular, biochemical and chemical assays, chemical structures, chemical structure-activity relationships, formulae, treatment methods, clinical trial design criteria, protocols, drawings, designs, models, samples, processes, chemistry, manufacturing and controls information, regulatory information, and any type of product development, business or marketing plans or strategies, financial information or business information. For purposes of clarity, all data and results generated by Patobios or the Founders using the MOCA Technology shall be considered as Patobios’ Confidential Information, and all data and results generated by Omeros using the MOCA Technology shall be considered Omeros’ Confidential Information.
               (a) For a period of [†] from the date of termination of this Agreement, the Receiving Party will not at any time disclose or otherwise make known or available to any person, firm, corporation or other entity, or use for its own account or for any purpose other than attendant to performance in accordance with this Agreement, any Confidential Information disclosed by the Disclosing Party prior to or during the term of this Agreement, without the express prior written consent of the Disclosing Party. The Receiving Party shall utilize reasonable procedures to safeguard Confidential Information, including releasing Confidential Information only to employees, consultants, directors, officers and advisors, on a “need-to-know” basis, who have agreed to abide by obligations limiting use and disclosure substantially similar to the Receiving Party’s obligations under this Section 7.1. Notwithstanding the provisions of this Section 7.1, Omeros shall be permitted to disclose all information it possesses related to the MOCA Technology in response to due diligence and similar requests from third parties who have agreed to abide by obligations limiting use and disclosure substantially similar to Omeros’ obligations under this Section 7.1

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               (b) Confidential Information does not include information that the Receiving Party can establish:
                         (i) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party;
                         (ii) was in the possession of the Receiving Party prior to its being furnished to the Receiving Party under this Agreement, provided that the source of such information was not known to the Receiving Party to be bound by a confidentiality agreement with, or other contractual, legal, or fiduciary obligation of confidentiality to the Disclosing Party or any other party with respect to such information and that such prior possession can reasonably be proven by the Receiving Party by written records;
                         (iii) becomes available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party, provided that such source is not bound by a confidentiality agreement with, or other contractual, legal, or fiduciary obligation of confidentiality to the Disclosing Party or any other party with respect to such information; or
                         (iv) was independently developed by the Receiving Party without reference to the Confidential Information, provided that such independent development can reasonably be proven by the Receiving Party by written records.
               (c) If the Receiving Party is required by law, regulation or order of a court of law, administrative agency, or other governmental body to disclose any of the Confidential Information, the Receiving Party will promptly provide the Disclosing Party with reasonable advance written notice of such required disclosure, and will disclose only the legally required portion of the Confidential Information.
          7.2 Ownership of Intellectual Property Related to Drug Targets and Compounds. Except for, and subject to, Patobios’ ownership of Improvements to the MOCA Technology prior to Omeros’ purchase of the MOCA Technology as set forth in Section 3.1, Omeros shall own any and all Intellectual Property conceived, reduced to practice, developed, improved or enhanced by Omeros, with or without the contribution of the Founders and Patobios, during performance of the Plan for MOCA Evaluation, including without limitation all Intellectual Property related to potential drug targets and compounds related to potential drug targets discovered during the surrogate de-orphanization of an orphan GPCR during performance of the Plan for MOCA Evaluation, except as expressly follows in the remainder of this Section 7.2. Notwithstanding anything in the foregoing sentence or elsewhere in this Section 7.2, Patobios shall, prior to (but not after) the Closing, continue to own all Intellectual Property rights in the MOCA Technology including any improvements thereto. If the surrogate de-orphanization activities conducted during the performance of the Plan for MOCA Evaluation result in one or more compounds that are hits (as such term is defined in Section 1.14) but there are an insufficient number of hits to meet the De-Orphanization Milestone, and Omeros does not exercise its option to purchase the MOCA Technology prior to termination of this Agreement, then within thirty (30) days of termination of this Agreement, Omeros may pay to Patobios a fee of [†] (“Compound Fee”) for which Omeros wishes to own all Intellectual Property

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rights that claim the composition of matter of such compound, and for any hit(s) for which Omeros does not pay such a Compound Fee, Patobios shall own all Intellectual Property rights that claim the composition of matter of such compound(s).
          7.3 Expenses. Except as set forth in Section 3.6, all fees and expenses incurred in connection with this Agreement including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.
          7.4 Public Disclosure. Except as required by applicable law or regulation, no party hereto may use any other party’s name or identifying marks or information in any promotional, advertising or other materials without the other party’s prior written consent; provided, however, Omeros may through written or oral communications disclose the names and identifying marks and information of the Sellers to Omeros’ employees, consultants, shareholders, underwriters (including their attorneys) and potential partners, investors and consultants and for regulatory filings. Each of the parties hereto shall not disclose to any third party the terms of this Agreement without the prior written consent of the other parties, except to advisors, investors, and others on a need-to-know basis under circumstances that reasonably ensure the confidentiality thereof, or to the extent required by applicable law or regulation. The Sellers acknowledge and provide their consent to Omeros filing this Agreement with the SEC and describing this Agreement in any filings it may make with the SEC.
          7.5 Notification of Certain Matters. Patobios or any Founder, as the case may be, shall give prompt notice to Omeros of: (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of Patobios or any Founder, respectively and as the case may be, contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date, and (ii) any failure of any Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.5 shall not (a) limit or otherwise affect any remedies available to the party receiving such notice or (b) constitute an acknowledgment or admission of a breach of this Agreement. No disclosure pursuant to this Section 7.5, however, shall be deemed to prevent or cure any misrepresentations, breach of warranty or breach of covenant.
          7.6 Additional Documents and Further Assurances. Subject to the terms and conditions in this Agreement, each of the parties hereto shall use reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to satisfy the closing conditions (if applicable) and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided, however, that nothing in this Agreement shall be interpreted or construed to obligate Omeros to deliver an Exercise Notice or pay

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Option Fee Two or Option Fee Three nor to obligate Patobios to deliver a Put Notice upon achievement of the De-Orphanization Milestone.
          7.7 Patents and Reasonable Assistance. After any purchase by Omeros of the MOCA Technology in accordance with this Agreement, Omeros shall have the sole right, in its sole discretion, to apply for, prosecute and maintain the Patent Applications and Patents. The Founders and Patobios will provide all reasonable assistance, including review of documents and the execution of all assignments, declarations and other documents, and will cause Patobios’ officers and employees to review and execute all documents, necessary to make, prosecute, maintain and enforce the Patents, and to confirm title in Omeros’ name if Omeros completes the purchase of the MOCA Technology, all for no additional consideration but with reimbursement by Omeros of the Founders’ and Patobios’ reasonable expenses for such assistance.
          7.8 Patent Infringement. After any purchase by Omeros of the MOCA Technology in accordance with this Agreement, Omeros shall have the sole right, in its sole discretion, to enforce the Patents, published Patent Applications or other Intellectual Property right included in the MOCA Technology against any infringers, at the sole cost of Omeros, and without duty to account for any Enforcement Proceeds to any other party.
          7.9 Laboratory Records. After any purchase by Omeros of the MOCA Technology in accordance with this Agreement, the Founders and Patobios shall deliver to Omeros all available original laboratory notebooks and scientific records, in true and complete form, pertaining to the conception, reduction to practice, testing, evaluation and use of the Assays and the MOCA Technology by the Founders and Patobios.
ARTICLE VIII
SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW
          8.1 Survival of Representations, Warranties and Covenants. If Omeros purchases the MOCA Technology pursuant to this Agreement, the representations and warranties of the Sellers and Omeros contained in this Agreement or in any certificate or other instruments delivered pursuant to this Agreement, shall survive for a period of two years following the Closing Date (the expiration of such two-year period, the “Survival Date”).
          8.2 Indemnification.
               (a) Subject to the limitations set forth in Section 8.3(a), the Sellers agree to jointly and severally indemnify and hold harmless Omeros and its officers, directors, affiliates, employees, agents and representatives (the “Indemnified Parties”), against all claims, losses, liabilities, damages, deficiencies, costs, interest, awards, judgments, penalties and expenses, including attorneys’ and consultants’ fees and expenses and including any such expenses incurred in connection with investigating, defending against or settling any of the foregoing (hereinafter individually a “Loss” and collectively “Losses”) incurred or sustained by the Indemnified Parties, or any of them, directly or indirectly, as a result of (i) any breach or inaccuracy of a representation

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or warranty of any of the Sellers contained in this Agreement or in any certificate or other instruments delivered pursuant to this Agreement and (ii) any failure by any Seller to perform or comply with any covenant applicable to any of them contained in this Agreement or in any certificate or other instruments delivered pursuant to this Agreement. The Sellers shall not have any right of contribution, indemnification or right of advancement from Omeros with respect to any Loss claimed by an Indemnified Party.
               (b) Any Seller committing fraud or any willful breach of any representation, warranty or covenant contained in this Agreement, certificate or other instrument delivered pursuant to this Agreement shall be severally, and not jointly, liable for, and shall indemnify and hold the Indemnified Parties harmless for, any Losses incurred or sustained by the Indemnified Parties, or any of them, directly or indirectly, as a result of such fraud or willful breach of a representation or warranty, inaccuracy of any representation, warranty or covenant committed by such Seller.
          8.3 Maximum Payments; Remedy.
               (a) Except as set forth in Section 8.3(b), the maximum amount an Indemnified Party may recover from a Seller individually pursuant to the indemnity set forth in Section 8.2 for Losses shall be limited to such Seller’s Pro Rata Portion of the Escrow Fund as set forth in Schedule 9.3 (“Pro Rata Portion”); provided, however, that except as set forth in Section 8.3(b), the liability of each of the Sellers for breaches of the representations and warranties contained in Section 4.8 (Title to MOCA Technology; Absence of Liens and Encumbrances) and Section 4.15 (Intellectual Property) hereof shall be limited to a CAD dollar amount equal to the aggregate proceeds received, directly or indirectly, by such Seller (any payments made by Omeros pursuant to Section 3.6 shall not be counted for purposes of determining the aggregate proceeds received by a Seller).
               (b) Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall limit the liability of any Seller (and the Escrow Fund shall not be the exclusive remedy) in respect of Losses arising out of any fraud committed by such Seller or any willful breach by such Seller of any representation, warranty or covenant contained in this Agreement, certificate or other instrument delivered pursuant to this Agreement on the part of such Seller.
          8.4 Escrow Arrangements.
               (a) Escrow Fund. By virtue of this Agreement and as partial security for the indemnity obligations provided for in Section 8.2 hereof, on the Closing Date, Omeros will notify and deposit with the Escrow Agent the Escrow Amount without any act of Patobios or the Founders, such deposit of the Escrow Amount to constitute an escrow fund (the “Escrow Fund”) to be governed by the terms set forth herein. The Escrow Amount (plus any interest earned on such Escrow Amount in accordance with Section 8.4(e)(ii)) shall be available to compensate the Indemnified Parties for any claims by such parties for any Losses suffered or incurred by them and for which they are entitled to recovery under this Article VIII. The Escrow Agent may

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execute this Agreement following the date hereof and prior to the Closing, and such later execution, if so executed after the date hereof, shall not affect the binding nature of this Agreement as of the date hereof between the other signatories hereto.
               (b) Deductible Amount. Notwithstanding any provision of this Agreement to the contrary, an Indemnified Party may not recover any Losses under Section 8.2(a)(i) unless and until one or more Officer’s Certificates (as defined below) identifying such Losses under Section 8.2(a)(i) hereof in excess of $25,000 CAD in the aggregate (the “Deductible Amount”) has or have been delivered to the Escrow Agent or the Seller Representative (as defined in Section 8.5) as provided in Section 8.4(f), in which case Omeros shall be entitled to recover all Losses so identified including the Deductible Amount. For the purposes hereof, “Officer’s Certificate” shall mean a certificate signed by any officer of Omeros: (1) stating that an Indemnified Party has paid, sustained, incurred, or properly accrued, or reasonably anticipates that it will have to pay, sustain, incur, or accrue Losses, and (2) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid, sustained, incurred, or properly accrued, or the basis for such anticipated liability, and, if applicable, the nature of the misrepresentation, breach of warranty or covenant to which such item is related.
               (c) Satisfaction of Claims. Except to the extent that the Losses resulted from fraud or any willful breach of any representation, warranty or covenant contained in this Agreement or in any certificate or other instruments delivered pursuant to this Agreement, committed by any Seller, claims by an Indemnified Party for Losses shall be satisfied solely from the Escrow Fund. Claims by an Indemnified Party for Losses resulting from fraud or any willful breach of any representation, warranty or covenant contained in this Agreement or in any certificate or other instruments delivered pursuant to this Agreement, committed by any Seller shall be satisfied: (A) first, from the Escrow Fund, but only after (i) satisfying all other claims not related to fraud or any willful breaches of covenants committed by any Seller, and (ii) making appropriate reserve as provided herein for Unresolved Claims (as defined in Section 8.4(d)), not related to fraud or any willful breaches of covenants committed by any Seller, and (B) second, if the Escrow Fund is insufficient after such satisfaction or reserve, solely and directly against such Seller.
               (d) Escrow Period; Distribution upon Termination of Escrow Periods. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Closing and shall terminate at 5:00 p.m. Seattle time, on the date thirty (30) days after the Survival Date (the “Escrow Period”).
                         (i) At 5:00 p.m. Seattle time on the eighteen (18)-month anniversary of the Closing Date (the “Initial Escrow Termination Date”) the Escrow Fund shall terminate with respect to five hundred thousand ($500,000) CAD initially deposited into the Escrow Fund, less: (A) any amounts that have been distributed out of the Escrow Fund prior to the Initial Escrow Termination Date pursuant to Section 8.4(f) in satisfaction of indemnification claims pursuant to this Section 8.4, and (B) any amounts (the “Initial Escrow Holdback Amount”) which, in the reasonable judgment of Omeros, subject to the reasonable objection of the Seller Representative, is necessary to satisfy any then pending and unsatisfied claims specified in any Officer’s Certificate(s)

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delivered to the Escrow Agent prior to the tenth (10th) day following the Initial Escrow Termination Date with respect to facts and circumstances existing prior to the Initial Escrow Termination Date. The Escrow Agent shall distribute to Patobios the portion of the Escrow Fund that is available for distribution pursuant to this section in accordance with Section 8.4(d)(iii); provided, however, that the Escrow Agent will not distribute the Initial Escrow Holdback Amount until all related claims have been resolved, at which time the Escrow Agent shall deliver to Patobios the remaining portion of the Initial Escrow Holdback Amount, if any, not required to satisfy the claims described in Section 8.4(d)(i)(B). For clarification purposes, Initial Escrow Termination Date funds will not be released until the expiration of the ten (10) day period referenced in 8.4(d)(i) and 8.4(d)(iii).
                         (ii) At 5:00 p.m. Seattle time on the last day of the Escrow Period (the “Escrow Termination Date”) the Escrow Fund shall terminate with respect to any amounts remaining in the Escrow Fund at that time; provided, however, that the Escrow Period shall not terminate with respect to any amount which is necessary to satisfy any unsatisfied claims specified in any Officer’s Certificate (“Unresolved Claims”) delivered to the Escrow Agent and the Seller Representative prior to the Escrow Termination Date with respect to facts and circumstances existing prior to the Survival Date. The Escrow Agent shall distribute to Patobios the portion of the Escrow Fund that is available for distribution pursuant to this section in accordance with Section 8.4(d)(iii); provided, however, that the Escrow Agent will not distribute any amounts related to any Unresolved Claims until all such claims have been resolved, at which time the Escrow Agent shall deliver to Patobios the remaining portion of the Escrow Fund, if any, not required to satisfy such claims. For clarification purposes, Escrow Termination Date funds will not be released until the expiration of the Escrow Period (as defined in Section 8.4(d)) and the ten (10) day period referenced 8.4(d)(iii).
                         (iii) Within ten (10) days of the Initial Escrow Termination Date and the Escrow Termination Date, Omeros will notify the Seller Representative and the Escrow Agent in writing of the portion of the Escrow Fund that may be distributed pursuant to Section 8.4(d)(i) or Section 8.4(d)(ii), as applicable, and the allocation of such distribution (an “Escrow Distribution Notice”). If the Escrow Agent does not timely receive any Escrow Distribution Notice from Omeros, the Escrow Agent shall promptly (and in any event within ten (10) days) after the expiration of such ten (10) day period deliver to Patobios the portion of the Escrow Fund available to be released from the Escrow Fund on such date, subject to the limitations in Section 8.4(d)(i) and Section 8.4(d)(ii). The Seller Representative shall have twenty (20) days following receipt of the Escrow Distribution Notice from Omeros during which to object to the contents thereof by sending written notice thereof to Omeros and the Escrow Agent. If the Escrow Agent does not timely receive any such written objection from the Seller Representative, or if such notice period is waived in writing by the Seller Representative, the Escrow Agent shall distribute the Escrow Fund in accordance with the Escrow Distribution Notice and will incur no liability, and shall be fully protected, in relying on the Escrow Distribution Notice.
               (e) Protection of Escrow Fund.
                         (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this

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Agreement and shall hold and dispose of the Escrow Fund only in accordance with the terms of this Article VIII.
                         (ii) The Escrow Amount shall be invested in Canadian dollar denominated funds as directed by Omeros and Patobios and pending availability to U.S. Bank National Association. Patobios shall be treated as having received and recontributed to the Escrow Fund income earned on the Escrow Fund, and shall be liable and responsible for any taxes due with respect to such income. For clarification purposes, Omeros and Patobios acknowledge that absent the aforementioned joint written investment instruction, funds will remain uninvested.
               (f) Claims for Indemnification.
                         (i) Upon receipt by the Escrow Agent at any time on or before the Escrow Termination Date of an Officer’s Certificate, the Escrow Agent shall, subject to the provisions of Section 8.4(g) and Section 8.4(h), deliver to Omeros, as promptly as practicable, cash held in the Escrow Fund equal to such Losses. If the Losses are denominated in USD, then the amount of CAD removed from the Escrow Fund shall be sufficient to pay the Losses in USD using the daily noon USD to CAD exchange rate for the day that such CAD are removed from the Escrow Fund and paid to Omeros (the “Indemnity Exchange Rate”), as quoted by the The Federal Reserve Board of the United States (or the Bank of Canada if The Federal Reserve Board does not quote such daily noon rate). Omeros shall set forth the applicable Indemnity Exchange Rate in any such Officer’s Certificate delivered to the Escrow Agent.
                         (ii) If the Seller Representative does not object in writing within the 30-day period after delivery by the Omeros of the Officer’s Certificate, such failure to so object shall be an irrevocable acknowledgment by the Seller Representative and the Sellers that the Indemnified Party is entitled to the full amount of the claim for Losses set forth in such Officer’s Certificate.
               (g) Objections to Claims against the Escrow Fund. At the time of delivery of any Officer’s Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Seller Representative, and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Omeros of any Escrow Amount pursuant to Section 8.4(f) unless the Escrow Agent shall have received written authorization from the Seller Representative to make such delivery. After the expiration of such thirty (30)-day period, subject to the limitations set forth in Section 8.4(f)(i), the Escrow Agent shall make delivery of cash from the Escrow Fund equal to the amount of Losses (converted to USD using the Indemnity Exchange Rate set forth by Omeros in the Officer’s Certificate) claimed in the Officer’s Certificate; provided that no such payment or delivery may be made if the Seller Representative shall object in a written statement to the claim made in the Officer’s Certificate (an “Objection Notice”), and such Objection Notice shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30)-day period.

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               (h) Resolution of Conflicts; Arbitration.
                         (i) In case the Seller Representative delivers an Objection Notice in accordance with Section 8.4(g) hereof, the Seller Representative and Omeros shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Seller Representative and Omeros should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and, in the case of a claim against the Escrow Fund, shall be furnished to the Escrow Agent and, in the case of a claim directly against the Sellers, to the Sellers. The Escrow Agent shall be entitled to rely on any such memorandum and make distributions from the Escrow Fund in accordance with the terms thereof.
                         (ii) If no such agreement can be reached after good faith negotiation and prior to thirty (30) days after delivery of an Objection Notice, either Omeros or the Seller Representative may demand arbitration of the matter unless the amount of the Loss that is at issue is the subject of a pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration, and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Omeros and the Seller Representative. In the event that, within thirty (30) days after submission of any dispute to arbitration, Omeros and the Seller Representative cannot mutually agree on one arbitrator, then, within fifteen (15) days after the end of such thirty (30)-day period, Omeros and the Seller Representative shall each select one arbitrator. The two arbitrators so selected shall select a third arbitrator. If the Seller Representative fails to select an arbitrator during this fifteen (15)-day period, then the parties agree that the arbitration will be conducted by one arbitrator selected by Omeros.
                         (iii) Any arbitration shall be held in King County, Washington, under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator, or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys’ fees and costs, to the same extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer’s Certificate shall be final, binding, and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s), and the Escrow Agent shall be entitled to rely on, and make distributions from the Escrow Fund in accordance with, the terms of such award,

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judgment, decree or order as applicable. Within thirty (30) days of a decision of the arbitrator(s) requiring payment by one party to another, such party shall make the payment to such other party.
                         (iv) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The forgoing arbitration provision shall apply to any dispute among the Sellers and the Indemnified Parties under this Article VIII, whether relating to claims upon the Escrow Fund or to the other indemnification obligations set forth in this Article VIII.
               (i) Third-Party Claims. In the event Omeros becomes aware of a third party claim which Omeros reasonably believes may result in a demand against the Escrow Fund or for other indemnification pursuant to this Article VIII (a “Third Party Claim”), Omeros shall notify the Seller Representative of such claim, and the Seller Representative shall be entitled on behalf of the Sellers, at their expense, to participate in, but not to determine or conduct, the defense of such Third Party Claim. Omeros shall have the right in its sole discretion to conduct the defense of, and to settle, any such claim; provided, however, that except with the consent of the Seller Representative, no settlement of any such Third Party Claim with third party claimants shall be determinative of the amount of Losses relating to such matter. In the event that the Seller Representative has consented to any such settlement, the Sellers shall have no power or authority to object under any provision of this Article VIII to the amount of any Third Party Claim by Omeros against the Escrow Fund with respect to such settlement.
               (j) Escrow Agent’s Duties.
                         (i) The duties and responsibilities of the Escrow Agent shall be limited to those expressly set forth in Article VIII and Article X of this Agreement. No implied duties or discretionary powers may be imputed to it by the terms of this Agreement, or otherwise. The Escrow Agent shall not be subject to, nor obliged to recognize, any other instrument governing the rights or duties of the other parties to this Agreement, even though reference thereto may be made in this Agreement.
                         (ii) The Escrow Agent may disregard any and all notices or instructions received from any source, except only (1) such notices or instructions as are specifically provided for in this Agreement and (2) orders or process of any court entered or issued with jurisdiction. If from time to time any property held pursuant to this Agreement becomes subject to any order, judgment, decree, injunction or other judicial process (“Order”), the Escrow Agent may comply with any such Order without liability to any person, even though such Order may thereafter be annulled, reversed, modified or vacated.
                         (iii) Whenever the Escrow Agent should receive or become aware of any conflicting demands or claims with respect to this Agreement or the rights of any of the parties hereto or any property held hereunder, the Escrow Agent may without liability refrain from any action until the conflict has been resolved or, alternatively, may tender into the registry or custody of any court which the Escrow Agent determines to have jurisdiction all money or property in its hands under this Agreement, together with such legal pleadings as it deems appropriate, less a reasonable allowance for its legal fees and expenses, and thereupon be discharged from all further duties and

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liabilities under this Agreement. Any inaction or filing of proceedings pursuant to this section shall not deprive the Escrow Agent of its compensation during such inaction or prior to such filing.
                         (iv) Unless otherwise specifically indicated herein, the Escrow Agent shall proceed as soon as practicable to collect any checks or other collection items at any time deposited hereunder. All such collections shall be subject to the usual collection agreement regarding items received by its commercial banking department for deposit or collection. The Escrow Agent shall have no duty (1) to collect from any party any money, securities or documents required to be deposited with it, (2) to notify anyone of any payment or maturity under the terms of any instrument deposited hereunder, or (3) to take any legal action to enforce payment of any check, note or security deposited with it. In the case of physical securities registered as to principal, income or both, the registered holder thereof shall furnish to the Escrow Agent such stock or bond powers, endorsements or other documents, properly executed with any necessary signature guarantees, necessary to permit the transfer or negotiation of such securities to third persons by delivery alone.
                         (v) Except as may be specifically provided herein concerning investments of cash, the Escrow Agent shall have no liability to pay interest on any money held pursuant to this Agreement. The Escrow Agent may use its own bond department or brokerage affiliate in purchasing or selling securities. The Escrow Agent shall not be liable for any depreciation or change in the value of such documents or securities or any property evidenced thereby or for any losses incurred in liquidating securities or other property to satisfy a distribution request. All distributions provided for hereunder shall be made by the Escrow Agent from the principal of the deposit to the extent thereof, subject to any unpaid fees and unreimbursed expenses of the Escrow Agent then outstanding, in the order that proper requests therefor are received by the Escrow Agent. In no event shall the Escrow Agent be required to seek contributions from any source or to advance its own funds in order to satisfy a distribution request.
                         (vi) The Escrow Agent shall not be responsible for any recitals of fact in this Agreement, or for the sufficiency, form, execution, validity or genuineness of any documents or securities deposited under this Agreement or for any signature, endorsement or any lack of endorsement thereon, or for the accuracy of any description therein, or for the identity, authority or rights of the persons executing or delivering the same or this Agreement.
                         (vii) The Escrow Agent shall be fully protected in relying without investigation upon any written notice, demand, certificate or document that it in good faith believes to be genuine, as to the truth and accuracy of the statements made therein, the identity and authority of the persons executing the same and the validity of any signature thereon. Although the Escrow Agent may demand specific authorizations (including corporate resolutions, incumbency certificates and the like) or identification from a party or its representative prior to taking any action hereunder, no such demand shall constitute a waiver or deprive the Escrow Agent of the protections afforded by this Section.
                         (viii) The Escrow Agent shall not be personally liable for any act taken or omitted by it under this Agreement in good faith and in the exercise of its own best judgment. In no event shall the Escrow Agent be liable to any person for punitive, special, indirect or consequential

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damages of any kind, even if it is advised of the possibility thereof. The parties shall jointly and severally indemnify, defend and hold harmless the Escrow Agent from and against any and all claims that may be asserted against the Escrow Agent by any third parties and any and all liability, loss, cost or expense (including reasonable attorneys’ fees) that may be incurred by the Escrow Agent as a result of any such claim or otherwise as a result of acting as Escrow Agent hereunder, other than those arising out of the gross negligence or willful misconduct of the Escrow Agent (the “Agent Indemnification Expenses”), as follows: fifty percent (50%) to be paid by Omeros and fifty percent (50%) to be paid by the Sellers on the basis of the Sellers’ Pro Rata Portions; provided, however, that in the event any Seller fails to timely pay his or her Pro Rata Portion of the Agent Indemnification Expenses, the parties agree that Omeros may at its option pay such Seller’s Pro Rata Portion of the Agent Indemnification Expenses and recover an equal amount (without regard to deductible amount in Section 8.4(b)) from such Founder’s Pro Rata Portion of the Escrow Fund (converted to USD using the Indemnity Exchange Rate). The obligations of the parties under this Section shall survive termination of this Agreement and distribution of the Escrow Fund.
                         (ix) The Escrow Agent may engage counsel of its own choosing to advise it concerning any of its duties in connection with this Agreement, or in case it becomes involved in litigation on account of being Escrow Agent under this Agreement, and good faith reliance on the advice of such counsel shall fully protect the Escrow Agent.
                         (x) The Escrow Agent may resign by written notice to the other parties to this Agreement. Any such resignation shall be effective upon delivery of the property then held in escrow to the successor Escrow Agent, whereupon the resigning Escrow Agent shall be discharged of any further duties under this Agreement. If an Escrow Agent resigns, the other parties shall appoint a successor Escrow Agent; provided that if no successor is appointed within 30 days after resignation, the resigning Escrow Agent may appoint as successor any corporation with trust powers in the United States or may tender the Escrow Fund into court as provided in Section 8.4(j)(iii).
                         (xi) Upon distribution of the Escrow Funds in accordance with Section 8.4(d)(ii) or pursuant to instructions given in accordance with this Agreement, the duties of the Escrow Agent shall terminate and the Escrow Agent shall be discharged from any further liability under this Agreement.
                         (xii) The Escrow Agent shall not be responsible for any delays or failure to perform any obligation hereunder caused by circumstances reasonably beyond its control, including but not limited to breaches by other parties of their obligations hereunder, delays by messengers or other independent contractors; mechanical or computer failures, malfunctioning or breakdowns in electrical power, heat, light, air conditioning or telecommunications equipment, securities exchanges, Federal Reserve Banks, clearing organizations or securities depositories; interference by any industrial, juridical, governmental, civil or military action, acts of terrorism, insurrection or revolution, nuclear fusion, fission or radiation; fires or other casualties, acts of God or other similar occurrences.
                         (xiii) Patobios shall provide the Escrow Agent with its taxpayer identification number documented by appropriate original Form W-8 or W-9 within 30 days after the

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Closing Date and prior to any investment of the Escrow Funds hereunder. Failure to so provide such forms may prevent or delay final disbursement of the Escrow Funds and may incur a penalty and cause Escrow Agent to be required to withhold tax on any income payable hereunder. In the event that income of the Escrow Fund may not be distributed during any year, such income shall be reported to the Internal Revenue Service as the income of Patobios. Any payments of income may be subject to applicable United States withholding regulations then in force.
               (k) Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid equally by Omeros and Patobios in accordance with the standard fee schedule of the Escrow Agent attached hereto as Exhibit E. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of the terms of the Agreement, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the Escrow Fund or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney’s fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation.
               (l) Successor Escrow Agents. Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.
          8.5 Seller Representative.
               (a) Each Seller appoints Dr. O’Dowd as its agent and attorney-in-fact, as the “Seller Representative” for and on behalf of the Sellers to give and receive notices and communications, to authorize payment to any Indemnified Party from the Escrow Fund in satisfaction of claims by any Indemnified Party, to object to such payments, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, to assert, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to, any other claim by any Indemnified Party against any Seller or by any such Seller against any Indemnified Party or any dispute between any Indemnified Party and any such Seller, in each case relating to this Agreement or the transactions contemplated hereby, and to take all other actions that are either (i) necessary or appropriate in the judgment of the Seller Representative for the accomplishment of the foregoing or (ii) specifically mandated by the terms of this Agreement. Such agency may be changed by the Sellers from time to time upon not less than thirty (30) days prior written notice to Omeros; provided, however, that the Seller Representative may not be removed unless holders of a majority in interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Notwithstanding

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the foregoing, a vacancy in the position of Seller Representative may be filled by the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Seller Representative, and the Seller Representative shall not receive any compensation for its services. Notices or communications to or from the Seller Representative shall constitute notice to or from the Sellers.
               (b) The Seller Representative shall not be liable for any act done or omitted hereunder as Seller Representative while acting in good faith and in the exercise of reasonable judgment. The Sellers on whose behalf the Escrow Amount was contributed to the Escrow Fund shall indemnify the Seller Representative and hold the Seller Representative harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Seller Representative and arising out of or in connection with the acceptance or administration of the Seller Representative’s duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Seller Representative. A decision, act, consent or instruction of the Seller Representative shall constitute a decision of the Sellers and shall be final, binding and conclusive upon the Sellers; and the Escrow Agent and Omeros may rely upon any such decision, act, consent or instruction of the Seller Representative as being the decision, act, consent or instruction of the Sellers. The Escrow Agent and Omeros are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Seller Representative.
ARTICLE IX
TERMINATION, AMENDMENT AND WAIVER
          9.1 Termination. This Agreement may be terminated:
               (a) at any time by mutual written consent of Omeros and Patobios;
               (b) at any time by Omeros prior to its receipt of a Put Notice by providing written notice thereof to Patobios; provided, however, that if within ten (10) days of providing such notice, Patobios gives Omeros a valid and timely Put Notice in accordance with Section 3.3(a), then this Agreement will continue and may not be terminated by Omeros pursuant to this Section 9.1(b);
               (c) at any time by Patobios prior to receipt of an Exercise Notice by Patobios if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement of Omeros contained in this Agreement and such breach has not been cured within sixty (60) calendar days after written notice thereof to Omeros; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured;
               (d) at any time by Omeros if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement of Patobios or the Founders contained in this Agreement and such breach has not been

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cured within sixty (60) calendar days after written notice thereof to Patobios; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured; or
               (e) by Omeros or Patobios prior to the Closing: (i) if there shall be a final non-appealable order of a provincial, federal or state court in effect preventing consummation of the Closing, (ii) if there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Closing by any Governmental Entity that would make consummation of the Closing illegal, (iii) if Omeros is deemed to be Bankrupt and is thereby materially limited in performing its obligations hereunder (provided that if Omeros is deemed to be Bankrupt and lawfully tenders a total of ten million seven hundred and sixteen thousand dollars ($10.716MM) CAD in cash to Patobios and provides evidence reasonably satisfactory to Patobios that such payment is lawful and does not violate any material agreements to which Omeros is a party, then Patobios may not terminate this Agreement pursuant to this subsection and may accept all of such cash as full and complete consideration of the Acquisition Price), or (iv) if the Closing has not occurred, at any time following the expiration of all the Option Periods for which the corresponding Option Fees have been paid.
          9.2 Effect of Termination. In the event of termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Omeros, Patobios or the Founders, or their respective officers, directors or shareholders, if applicable; provided, however, that, subject to the limitations provided herein (a) each party hereto shall remain liable for any breaches of this Agreement or in any certificate or other instruments delivered pursuant to this Agreement prior to its termination, (b) the provisions of Article I, the Enforcement Proceeds provisions of Section 3.7, Sections 7.1, 7.2, 7.3 and 7.4, Article VIII, Section 9.2 and Article X shall remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this Article IX, and (c) if Omeros terminates this Agreement pursuant to Section 9.1(b) or Section 9.1(d) during Option Period Two or Option Period Three, then within twenty (20) days of Omeros giving notice of such termination, Patobios shall pay to Omeros an amount equal to the Option Fee Refund in accordance with Omeros’ written instructions. The obligation to pay the Option Fee Refund pursuant to Section 9.2(c) shall be a joint and several liability of Patobios and the Founders.
          9.3 Amendment and Waiver. This Agreement may be amended, and any term may be waived, by the parties hereto at any time by execution of an instrument in writing signed by Omeros, Patobios and the Founders, provided that the duties and liabilities of the Escrow Agent may not be changed without its prior written consent.
ARTICLE X
GENERAL PROVISIONS
          10.1 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by overnight courier, by facsimile or otherwise delivered by hand or by messenger addressed:

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(a) if to Omeros, to:
Omeros Corporation
1420 Fifth Avenue, Suite 2600
Seattle, WA 98101
Attention: Chief Executive Officer
Facsimile No.: (206) 676-5005
with a copy to:
Omeros Corporation
1420 Fifth Avenue, Suite 2600
Seattle, WA 98101
Attention: General Counsel
Facsimile No.: (206) 676-5005
and to:
Wilson Sonsini Goodrich & Rosati
Professional Corporation
701 Fifth Avenue, Suite 5100
Seattle, WA 98104
Attention: Craig Sherman
Facsimile No.: (206) 883-2699
(b) if to Patobios, the Founders or the Seller Representative, to:
Dr. Brian O’Dowd and Dr. Susan George
c/o 19 Boarhill Drive
Scarborough, Ontario
M1S 2L9
Facsimile No.: (416) 971-2868
with a copy to:
Hooey Remus LLP
One University Avenue, Suite 400
Toronto, Ontario
M5J 2P1
Attention: Mr. Gregory R. Mallough
Facsimile No.: (416) 362-3646
(c) If to the Escrow Agent, to:

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US Bank National Association
60 Livingston Avenue
EP-MN-WS3T
St. Paul, MN 55107
Attention: Scott Kjar
Phone (651)-495-3808
Fax: (651) 495-8087
with a faxed copy to:
Shirley Young
Fax: (206) 344-4630
          All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one Business Day after being delivered by facsimile (with receipt of appropriate confirmation) or (iv) one Business Day after being deposited with an overnight courier service of recognized standing.
          10.2 Interpretation. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
          10.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.
          10.4 Entire Agreement; Assignment. This Agreement, the Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof, (ii) are not intended to confer upon any other person any rights or remedies hereunder, and (iii) may not be assigned without the consent of all parties hereto, provided, however, that the Founders and Patobios hereby consent to Omeros’ assignment of this Agreement to any successor in interest to Omeros as part of a merger, acquisition, other change of control or together with a sale, transfer or other conveyance of all or substantially all of that part of Omeros’ assets that pertain to this Agreement. For the avoidance of doubt, the Escrow Agent shall have no duty, express or implied, to any person who is not a party to this Agreement and no such person shall be deemed a “third party beneficiary” of this Agreement.
          10.5 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Each party agrees that, in the event of any breach or

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threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Without limiting the foregoing, the parties acknowledge that (a) if pursuant to Section 3.2 of the Agreement Omeros validly delivers a Exercise Notice during the Option Period and tenders the Acquisition Price in accordance with the Payment Instructions, Omeros shall be entitled to enforce specifically Patobios’ and the Founders’ obligations to sell the MOCA Technology to Omeros on the terms set forth in this Agreement, (b) if pursuant to Section 3.3 of the Agreement Patobios validly delivers a Put Notice during the Option Period and Omeros does not object to the Put Notice under the terms in Section 3.3, then Patobios and the Founders shall be entitled to enforce specifically Omeros’ obligation to purchase the MOCA Technology for the Acquisition Price on the terms set forth in this Agreement and (c) Omeros shall be entitled to specifically enforce the Sellers’ obligations in Section 3.4 to not sell Patobios or the MOCA Technology to a third party during the Option Period. Each party further agrees that no other party hereto or any other person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.5, and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
          10.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
          10.7 Other Remedies. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.
          10.8 Governing Law. The rights and duties of Omeros, Patobios and the Founders pursuant to this Agreement shall be governed by and construed in accordance with the laws of the State of Washington, USA, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. The rights and duties of the Escrow Agent pursuant to this Agreement shall be governed by and construed in accordance with the laws of the State of Washington, USA, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within King County, State of Washington, USA, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Washington

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for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.
          10.9 Taxes. Each party hereto has reviewed with its own tax advisors the provincial, federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. Each party hereto is relying solely on such advisors and not on any statements or representations of any other party hereto or any of its agents. Each party hereto understands that it (and not any other party hereto) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement. If agreed in writing by Omeros and the Founders prior to the Closing Date, the Acquisition Price may be paid all in cash (in CAD). Omeros further agrees to consider any proposals by the Founders to change the structure of the Acquisition Price to minimize the taxes to the Founders without detriment to Omeros; provided, however, that Omeros shall not be obligated to accept any of such proposals and this sentence shall not in any way be construed to limit or otherwise alter Omeros’ ability to enforce the terms of this Agreement. The parties agree to account for all consideration payable to the Sellers by Omeros under this Agreement, including the Option Fee and the Acquisition Price, as the acquisition of intellectual property for Canadian G.S.T. purposes.
          10.10 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
          10.11 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.
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     IN WITNESS WHEREOF, Omeros, Patobios, the Founders and the Escrow Agent have caused this Agreement to be signed, all as of the date first written above.

OMEROS CORPORATION		PATOBIOS LIMITED

By:	/s/ Gregory A. Demopulos	By:	/s/ Brian O’Dowd
	Gregory A. Demopulos, M.D. CEO & Chairman	Name:	Brian O’Dowd
		Title:	President

SUSAN R. GEORGE, M.D.		BRIAN F. O’DOWD, PH.D.

/s/ Susan R. George		/s/ Brian O’Dowd

U.S. BANK NATIONAL ASSOCIATION
as Escrow Agent

		By:	/s/ Kyle J. Lunde

		Name:	Kyle J. Lunde
		Title:	AVP
SIGNATURE PAGE TO EXCLUSIVE TECHNOLOGY OPTION AGREEMENT

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